UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule 14a-12

ORION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORION GROUP HOLDINGS, INC.

2940 RIVERBY ROAD, SUITE 400

HOUSTON, TEXAS 77020

April 1, 2026

To Our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Orion Group Holdings, Inc. (the “Company”), which will be held on Tuesday, May 19, 2026, at 10:00 a.m. (Central). This meeting will be held in a virtual meeting format only. You will not be able to attend the 2026 Annual Meeting physically. You may vote your shares via live webcast at www.virtualshareholdermeeting.com/ORN2026 by using the multi-digit control number included in your proxy materials. Our directors will be available during the Annual Meeting to respond to any questions you may have. At the Annual Meeting, you will be voting on:

(1)	The election of two Class I members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2026;
(4)	The approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by law;
(5)	The approval of a proposed amendment to the Company’s 2022 Long Term Incentive Plan, as amended, to: (i) increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares from 3,735,000 shares to 5,735,000 shares; and (ii) expand the per person award limitations thereunder to apply to all Eligible Persons, including all members of the Board; and
(6)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

The following pages contain the formal Notice of Annual Meeting and the proxy statement.

This year, as in previous years, we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under the rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders may also request mailed paper copies if preferred.

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 19, 2026

You may access an electronic, searchable copy of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2025 at: www.proxyvote.com

The accompanying proxy statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the proxy statement, we have included a copy of our Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 31, 2025. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the proxy statement, the Form 10-K, and our other proxy materials, may be found at www.proxyvote.com.

Your vote is important. Please vote your shares as soon as possible, as this will ensure representation of your shares. Voting is available online or by telephone, or, if you have received a paper copy of our proxy materials, by paper proxy card. Returning the proxy card or voting by telephone or online does not deprive you of your right to attend the meeting virtually, and to vote your shares in the same manner for the matters to be acted upon at the meeting.

Sincerely,

E. Chipman Earle

Corporate Secretary

Houston, Texas

April 1, 2026

ORION GROUP HOLDINGS, INC.

2940 RIVERBY ROAD, SUITE 400

HOUSTON, TEXAS 77020

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 19, 2026

The proxy statement and accompanying 2025 Annual Report on Form 10-K are available at www.proxyvote.com

You may also access the proxy materials and vote your shares at www.proxyvote.com.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:10:00 a.m. (Central) on Tuesday, May 19, 2026

INTERNET: www.virtualshareholdermeeting.com/ORN2026

Use the multi-digit control number provided in your proxy materials.

ITEMS OF BUSINESS:(1)The election of two Class I members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;

(2)   A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);

(3)The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2026;

(4)	The approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by law;
(5)	The approval of a proposed amendment to the Company’s 2022 Long Term Incentive Plan, as amended, to: (i) increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares from 3,735,000 shares to 5,735,000 shares; and (ii) expand the per person award limitations thereunder to apply to all Eligible Persons, including all members of the Board; and
(6)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on March 20, 2026 are entitled to notice of, and to virtually attend or vote at, the Annual Meeting and any adjournment or postponement thereof.
PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting. You may vote your shares online or by telephone, as indicated in the proxy statement or the Notice of Internet Availability of Proxy Materials up until 11:59 p.m. (Eastern Time) on Monday, May 18, 2026. If you received a paper copy of our proxy materials, you may also vote your shares by completing and returning the proxy card included in those materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

You are invited to virtually attend and vote at the Annual Meeting through the following link: www.virtualshareholdermeeting.com/ORN2026.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 1, 2026.

By Order of the Board of Directors,

E. Chipman Earle

Corporate Secretary

Houston, Texas

April 1, 2026

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ORION GROUP HOLDINGS, INC.

2940 RIVERBY ROAD, SUITE 400

HOUSTON, TEXAS 77020

TELEPHONE: (713) 852-6500

PROXY STATEMENT FOR THE 2026 ANNUAL

MEETING OF STOCKHOLDERS

We are providing this proxy statement, and accompanying proxy materials, to the holders of the common stock of Orion Group Holdings, Inc. (“Orion” or the “Company”) for use in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The Annual Meeting will be held on May 19, 2026, at 10:00 a.m. (Central), as a virtual meeting at www.virtualshareholdermeeting.com/ORN2026. You may access the virtual meeting using the multi-digit control number provided with your proxy materials. The proxy statement, the form of proxy, and the Company’s Annual Report for the fiscal year ended December 31, 2025 (the “Annual Report”), are first being distributed or made available to stockholders on or about April 1, 2026.

Our Board of Directors (the “Board”) has established March 20, 2026, as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to virtually attend and vote on matters presented at the Annual Meeting.

This proxy statement contains important information that you should consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the related materials carefully.

ABOUT THE COMPANY

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design and specialty services. Its concrete segment provides turnkey concrete construction services, including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with offices throughout its operating areas. Our principal executive offices are located at 2940 Riverby Road, Suite 400, Houston, Texas 77020. Our common stock is listed for trading on the New York Stock Exchange and NYSE Texas (together, “NYSE”) under the trading symbol “ORN.” At the close of business on the Record Date, 40,200,615 shares of common stock were outstanding.

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ABOUT THE ANNUAL MEETING

Why did I receive a one-page “Notice of Internet Availability of Proxy Materials” in the mail rather than a full set of proxy materials?

The Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials online rather than by mailing the proxy materials to stockholders. In an effort to be environmentally responsible and reduce costs, we delivered a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice provides instructions for accessing the proxy materials online or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

Why did I receive these proxy materials?

The Company’s Board is providing these proxy materials to you in connection with the Board’s solicitation of your proxy to vote at the 2026 Annual Meeting of Stockholders, which will take place on May 19, 2026. As a stockholder of the Company on the Record Date, you are entitled to vote your shares at the Annual Meeting. This proxy statement provides information relevant to your vote on the matters that will be considered at the Annual Meeting.

What is the purpose of the Annual Meeting?

There are currently five proposals scheduled for consideration and vote at the Annual Meeting:

(1)	The election of two Class I members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2026;
(4)	The approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by law; and
(5)	The approval of a proposed amendment to the Company’s 2022 Long Term Incentive Plan, as amended, to: (i) increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares from 3,735,000 to 5,735,000 shares; and (ii) expand the per person award limitations thereunder to apply to all Eligible Persons, including all members of the Board.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be presented for consideration at the meeting. In addition, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

How many votes may Stockholders cast?

Each share of common stock that was outstanding on the Record Date is entitled to one vote on each of the five proposals and on any other matter properly submitted to a vote at the Annual Meeting. On the Record Date, there were 40,200,615 shares of common stock outstanding and entitled to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of the issued and outstanding shares of common stock entitled to vote at the meeting must be present, either through participation at the virtual meeting online or represented

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by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” In determining whether a quorum is present, the inspector of elections will count as present shares owned by stockholders that abstain from voting and broker non-votes (see What is a broker non-vote? below).

What are my voting options for each proposal? How does the Board of Directors recommend that I vote? How many votes are required to approve each proposal? How are the votes counted?

Proposal	Election of Directors	Say-on-Pay (advisory)	Ratification of Appointment of Auditors	Amendment of Certificate of Incorporation	Amendment of LTIP
Your Voting Options	You may vote “FOR” or “WITHHOLD” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.
Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the nominees.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” ratification of our appointment of KPMG LLP as our independent registered public accounting firm for 2026.	The Board recommends that you vote “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by law.	The Board recommends that you vote “FOR” the amendment of the Company’s 2022 Long Term Incentive Plan.
Vote Required for Approval

Plurality of the votes of the shares present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote in the election of directors at the meeting (But see the note below on our “Majority Voting Policy in Director Elections”).

Affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting.

Affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting.

Affirmative vote of a majority of the outstanding capital stock of Orion.

Affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting.

Effect of Abstention and Withholds	No effect.	Will be treated as a vote AGAINST this proposal.	Will be treated as a vote AGAINST this proposal.	Will be treated as a vote AGAINST this proposal.	Will be treated as a vote AGAINST this proposal.
Effect of Broker Non-Vote	No effect.	No effect.

Not applicable because this is a proposal for which brokers, banks and other nominees have discretionary voting authority. However, many banks, brokers and other nominees do not vote on discretionary proposals if voting instructions from the beneficial owner have not been received. Therefore, Broker non-votes, if any, will have no effect on the outcome of this proposal.

				Will be treated as a vote AGAINST this proposal.	No effect.

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Majority Voting Policy in Director Elections. Although our Amended and Restated Bylaws provide that our directors are elected by plurality vote, our Board has adopted Corporate Governance Guidelines that include a majority voting policy. The Company’s majority voting policy provides that in the event a director nominee does not receive more “FOR” votes than “WITHHOLD” votes in an uncontested election, then the Board would expect such director nominee to tender his or her resignation for the consideration of the Board. Abstentions are disregarded with respect to the determination of the outcome of director elections. We have provided more information about our majority voting policy under the heading “Proposal No. 1 — Election of Directors.”

Any Other Matters. Any other matter properly brought before the Annual Meeting other than those described above will be decided by the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting, unless a different vote is required by statute, NYSE listing standards, or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a bank, broker or other nominee as a beneficial owner rather than held of record in their own name. As summarized below, there are several differences between shares held of record and those held beneficially.

Stockholders of Record. If your shares are registered in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record of those shares.

Beneficial Owners. If your shares are held in a bank account, brokerage account, or by another nominee, you are the beneficial owner of those shares, and your bank, broker, or other nominee (a “broker”) is the stockholder of record.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in any of the following ways:

❖	Online at www.proxyvote.com up until 11:59 p.m. (Eastern Time) on Monday, May 18, 2026;
❖	During the Annual Meeting at www.virtualshareholdermeeting.com/ORN2026;
❖	By telephone, by calling 1-800-690-6903 and following the instructions provided, up until 11:59 p.m. (Eastern Time) on Monday, May 18, 2026; or
❖	If you requested and received a paper copy of our proxy materials by mail, by signing, dating, and mailing the proxy card in the enclosed postage-paid envelope, which must be received by the Company by the date indicated on the proxy card.

Beneficial Owners. If you are a beneficial owner, you should refer to the proxy card or voting instruction form you received from your broker for an explanation of the voting options that are available to you. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or Voting Instruction Form. Otherwise, if you cannot locate your control number, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain their 16-digit control number in order to be able to attend, participate in, or vote at the Annual Meeting.

Can my shares be voted if I do not provide voting instructions?

Stockholders of Record. If you are a stockholder of record and do not deliver a proxy or otherwise vote your shares, your shares will not be voted. However, if you execute a proxy without giving instructions as to how to vote on one or more proposals, your shares will be voted in

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accordance with the Board’s recommendations on any proposals for which you have not provided specific voting instructions.

Beneficial Owners. If you are a beneficial owner and do not provide your broker with specific voting instructions, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held in street name on “routine” matters. Whether a proposal is routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, your broker may choose not to exercise such discretion to vote uninstructed shares. Therefore, unless you provide voting instructions, your broker is not permitted to vote your shares on certain proposals and may elect to not vote on any proposals, resulting in a “broker non-vote.”

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy that votes the shares on one or more proposals but does not vote on a proposal or proposals with respect to which the beneficial owner has not given voting instructions (or for which such broker declines to exercise discretionary voting authority in the absence of instructions from the beneficial owner). If you hold your shares through a broker, please follow their instruction as to how to provide them with specific voting instructions.

Can I change or revoke my vote?

Yes, if you are a record holder, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

(1) filing a written revocation with the Corporate Secretary at the Company’s headquarters;

(2) submitting online, by mail, or by phone a duly executed proxy bearing a later date; or

(3)changing or revoking your vote online at www.virtualshareholdermeeting.com/ORN2026 any time before voting is closed at the Annual Meeting.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker holding your shares in “street name” to direct a change in the manner your shares will be voted.

Do i have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

No. None of our stockholders will have dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Who are the proxies?

In connection with the solicitation of proxies for the Annual Meeting, the Board has appointed E. Chipman Earle as proxy. All properly executed proxies that specify how the stockholder wishes to vote his or her shares will be voted in accordance with those instructions.

Who will count the votes?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

When will the voting results be announced?

We will announce preliminary voting results with respect to each matter properly brought to a vote before the conclusion of the Annual Meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.oriongroupholdingsinc.com.

Who pays for the cost of the proxy solicitation?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy

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materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, mail, facsimile, email, or other means. The Company will request that brokers furnish proxy materials to their beneficial owners. The Company will reimburse such brokers for their reasonable out-of-pocket expense in doing so.

What is householding?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and help to conserve natural resources. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or Annual Report, contact Broadridge by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

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DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect two (2) members of our Board. Under our Amended and Restated Bylaws, the Board may determine by resolution the number of directors that the Company will have from time to time. The size of the Board is currently set at eight persons; however, upon the conclusion of the Annual Meeting, which is the effective date of Mr. Amonett’s and Ms. Foran’s retirements, the size of the Board will be reduced to six persons. The nominees at this year’s Annual Meeting are: Travis J. Boone and Robert S. Ledford.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders elect approximately one-third of our Board each year.

All the director nominees are serving a term that expires at the 2026 Annual Meeting. On the recommendation of its Nominating and Governance Committee, the Board has nominated each of these directors for re-election as Class I directors to serve an additional three-year term expiring at the 2029 Annual Meeting of Stockholders.

Each director nominee has indicated to the Board his willingness to serve the full directorship term for which each has been nominated. However, if, prior to the Annual Meeting, any of these director nominees become unwilling or unable to serve, then (i) the shares represented by proxy will be voted for the election of such other person as may be nominated thereafter by the Board; (ii) the Board may leave the position unfilled; or (iii) the Board may reduce the authorized number of directors, as provided in our Amended and Restated Bylaws.

Please see “The Board of Directors and Its Committees” section below for information about the director nominees and the other current members of the Board, each of whom will continue to serve following the Annual Meeting, but only to the extent described above.

Our Amended and Restated Bylaws provide that our directors are elected by a plurality of the votes of the shares present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote in the election of directors at the Annual Meeting; however, our Board has adopted Corporate Governance Guidelines that include a majority voting policy that applies only in uncontested elections. If an incumbent director fails to receive more “FOR” votes than “WITHHOLD” votes, our Board would expect such director nominee to tender his resignation, then the Board, after considering the recommendation of its Nominating and Governance Committee and any factors it deems relevant, would determine whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in that discussion and any resulting decision.

Abstentions will have no effect on the outcome of this proposal. Brokers do not have discretionary voting authority with respect to this proposal. Therefore, brokers that have not received instructions from the beneficial owners will not be permitted to vote on this proposal (i.e., a “broker non-vote”). Accordingly, broker non-votes will not have any effect on the outcome of this proposal.

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees.

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PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY PROPOSAL)

We are seeking stockholder approval of the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This non-binding advisory proposal, commonly known as a say-on-pay proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). We ask our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Our core executive compensation philosophy and practice is based on a pay-for-performance philosophy, balancing a fixed base salary with annual cash bonus and long-term equity incentive opportunities. We regularly engage with our stockholders to solicit their feedback regarding our compensation program. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. At each of our 2024 and 2025 Annual Meeting of Stockholders, stockholders representing 97% and 94%, respectively, of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on our executive compensation program at such meeting voted “FOR” our executive compensation program at such meeting. In considering how to vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including our CD&A (and its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

Because this is an advisory vote, it will not be binding on the Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. However, we understand that our executive compensation practices are important to our stockholders and our Compensation Committee will consider the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting as approval of this proposal and will consider the outcome of this vote together with feedback received through stockholder engagements when considering future executive compensation arrangements. Following the recommendation of our stockholders at our 2023 Annual Meeting, we will hold a say-on-pay vote at each annual meeting (until the next required vote of our stockholders regarding the frequency of say-on-pay vote, which will occur at our 2029 Annual Meeting of Stockholders).

Abstentions will be treated as votes against this proposal. Brokers do not have discretionary voting authority with respect to this proposal. Therefore, brokers that have not received instructions from the beneficial owners will not be permitted to vote on this proposal (i.e., a “broker non-vote”). Accordingly, broker non-votes will not have any effect on the outcome of this proposal.

The Board unanimously recommends that you vote “FOR” the approval of this say-on-pay proposal.

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PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has recommended, and the Board subsequently approved, the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (our “independent auditor”) to perform the audit of the Company’s financial statements for 2026. KPMG was the Company’s independent auditor for the fiscal years ended December 31, 2017 through 2025. Although ratification of the Audit Committee’s selection of KPMG is not required by our Amended and Restated Bylaws or otherwise for our Audit Committee to engage KPMG, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the stockholders do ratify the appointment of KPMG by the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting, the Audit Committee will still have discretion to retain or terminate KPMG as it deems to be in the Company’s best interest. If the stockholders do not ratify the retention of KPMG, the Audit Committee will reconsider the selection of our independent auditors, but still may decide to retain KPMG.

Abstentions will be treated as votes against this proposal. Because this is a discretionary proposal, shares held by brokers may be voted with respect to this proposal even if the beneficial owner of such shares does not provide voting instructions. Accordingly, we do not expect there will be broker non-votes with respect to this proposal. However, many brokers do not vote on discretionary proposals if voting instructions from the beneficial owner have not been received. Broker non-votes, if any, on this proposal will have no effect on the outcome of this proposal. With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will be voted “FOR” ratification of the appointment of KPMG as our independent auditor for fiscal 2026.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the approval of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

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PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposed Amendment to our Amended and Restated Certificate of Incorporation

We are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate”) to expand exculpation protection to our officers (the “Exculpation Amendment”). The State of Delaware, which is where the Company is incorporated, enacted legislation in 2022 that permits expanded exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers in certain circumstances, similar to, but more limited than, the protection already afforded to directors under our Certificate.

Reasons for the Proposed Exculpation Amendment

The Board of Directors believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by Delaware law, in order to better position the Company to attract and retain qualified and experienced officers. In the absence of such protection, such individuals might be deterred from serving as officers of the Company due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The nature of their role often requires officers to make decisions on crucial matters and frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits seeking to impose liability with the benefit of hindsight and regardless of merit. Aligning the protections available to our officers with those already available to our directors to the extent permitted by Delaware law would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

The Board of Directors also believes that the Exculpation Amendment would strike the appropriate balance between furthering the Company’s goals of attracting and retaining quality officers with promoting stockholder accountability because, consistent with the update to Delaware law, the Exculpation Amendment would exculpate officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate or limit liability with respect to:

a.	breach of fiduciary duty claims brought by the Company itself;
b.	derivative claims brought by stockholders in the name of the Company;
c.	any claims involving breach of the duty of loyalty to the Company or its stockholders;
d.	any claims involving acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
e.	any claims involving transactions from which the officer derived an improper personal benefit.

Notwithstanding the foregoing, the Exculpation Amendment also provides that, if approved by the stockholders, at any time following the effectiveness of the Exculpation Amendment, Delaware law is amended to authorize any further elimination or limitation of the personal liability of officers, then the liability of an officer of the Company shall automatically be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Taking into account the narrow class and type of claims for which officers would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders—enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits—the Board determined that the Exculpation Amendment would be in the best interests of the Company and its stockholders.

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Summary of the Proposed Amendment

Consistent with the update to Delaware law, the Board is proposing, and is asking stockholders to approve, the Exculpation Amendment to extend the exculpation provisions to certain officers. Specifically, the Exculpation Amendment, which our Board of Directors has unanimously approved and declared advisable, would amend the Certificate to add Article 15 to read in its entirety as follows:

“ARTICLE 15

An officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. If the DGCL is amended to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation, in addition to the limitation on personal liability provided in this Article, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal.”

The general description of the Exculpation Amendment set forth above is qualified in its entirety by reference to the Exculpation Amendment, which is attached as Appendix A.

Effectiveness

If the Exculpation Amendment is approved, it will become effective upon filing with the Secretary of State for the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the Exculpation Amendment. Our Board of Directors reserves the right to elect to abandon the Exculpation Amendment at any time before it becomes effective even if it is approved by the stockholders. If stockholders do not approve the Exculpation Amendment, Article 15 will not be amended to the Certificate, our officers will not be entitled to exculpation under Delaware law, and the Exculpation Amendment will not be filed with the Delaware Secretary of State.

Vote Required

The affirmative vote of a majority of the outstanding capital stock of Orion is required to approve the Exculpation Amendment.

Abstentions/Broker Non-Votes

Abstentions will be treated as votes against this proposal. A broker non-vote shall have the effect of a vote cast against a proposal where the vote required to approve such proposal is a majority of the outstanding shares. Accordingly, broker non-votes will be treated as votes against this proposal.

The Board unanimously recommends that you vote “FOR” the approval of the Proposed Amendment to the Amended and Restated Certificate of Incorporation of the Company.

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proposal no. 5 — aPPROVAL OF AN AMENDMENT TO THE COMPANY’S long term incentive plan

We are asking our stockholders to approve an amendment (the “LTIP Amendment”) to the Company’s 2022 Long Term Incentive Plan (the “2022 LTIP”), to (i) increase the number of shares of common stock that may be issued thereunder from 3,735,000 to 5,735,000 shares and (ii) expand the per person award limitations thereunder to apply to all Eligible Persons (as defined therein), including all members of the Board.  Our Board approved the LTIP Amendment on March 26, 2026, subject to stockholder approval.

Our 2022 LTIP was initially adopted by our Board of Directors on May 19, 2022 and approved by our stockholders at the 2022 Annual Meeting. It was subsequently amended by Amendment No. 1 to the 2022 LTIP to increase the shares under the LTIP from 2,175,000 shares to 3,735,000 shares as approved by our Board on March 21, 2024 and our stockholders at the 2024 Annual Meeting.  Approval of the LTIP Amendment is needed to replenish the pool of shares available for the grant of stock-based compensation to continue our equity-based compensation program. As of the Record Date, approximately 555,117 shares of our common stock remained available for grants under the 2022 LTIP, which (assuming a grant price of $10.39 per share, the closing price of our common stock on the Record Date), is fewer than the number of shares of common stock that our Compensation Committee believes will be needed to make the planned, competitive long-term incentive grants over the next year to our key employees and independent directors.

Our 2022 LTIP includes a provision that prohibits a Covered Employee (as defined therein) in any calendar year from being granted (a) Awards (as defined therein) (including stock options and stock appreciation rights (“SARs”) but not including any Awards the settlement of which is not based on a number of shares of Stock (as defined therein)) relating to more than 2,000,000 shares of Stock, subject to adjustment, and (b) Awards the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5,000,000.  The LTIP Amendment would extend such per person award limitation to apply equally to all non-executive directors, not just Covered Employees.  In 2025, each of our non-executive directors was awarded shares of common stock of the Company valued at $100,000 at the time of grant.  The Compensation Committee annually consults with its independent consultant and compares non-executive director compensation with industry and peer group benchmarks.

On March 26, 2026 our Board of Directors authorized, subject to stockholder approval, the proposed Amendment to (i) increase the number of shares of common stock available for issuance under the LTIP by 2,000,000 shares and (ii) expand the per person award limitations thereunder to apply to all Eligible Persons, including all members of the Board.  If approved by the stockholders, the request to increase the number of shares for future issuance under the 2022 LTIP will result in an additional potential dilution of approximately 4.7%. This additional potential dilution was calculated by dividing the requested increase of 2,000,000 shares to the share reserve by the sum of (i) the total number of shares available for issuance under the 2022 LTIP prior to its amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2022 LTIP and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of the Record Date.

The affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting is required to approve this proposal.

Abstentions will be treated as votes against this proposal. Brokers do not have discretionary voting authority with respect to this proposal. Therefore, brokers that have not received instructions from the beneficial owners will not be permitted to vote on this proposal (i.e., a “broker non-vote”). Accordingly, broker non-votes will not have any effect on the outcome of this proposal.

Our Board recommends a vote for the proposed LTIP Amendment as it will enable our Compensation Committee to continue to grant equity awards at market competitive levels to our key employees and Board members, thereby preserving cash for other strategic uses while at the same time aligning the interests of our senior management and Board members with our stockholders.

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The Board unanimously recommends that you vote “FOR” the approval of the Amendment to the Company’s 2022 Long Term Incentive Plan.

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CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board devote the time, energy, and attention as necessary to ensure diligent performance of their duties. The Board has adopted corporate governance practices designed to aid the Board and management in the fulfillment of their respective duties and responsibilities to our stockholders. We regularly engage with our stockholders to solicit their feedback regarding our corporate governance practices.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, first adopted by the Board in 2007 and subsequently amended from time to time, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Board committee charters, form the corporate governance framework for the Company. These guidelines set forth the practices the Board follows in making decisions regarding board composition and selection, the frequency of board meetings, involvement of senior management in board meetings, the Company’s Chief Executive Officer (the “Chief Executive Officer” or “CEO”) performance evaluation process and succession planning, executive compensation and Board Committees.

CodeS of Ethics

The Company has also adopted a Code of Business Conduct and Ethics for Members of the Board of Directors (the “Board Code of Ethics”) and a separate Code of Business Conduct and Ethics for Employees that applies to all employees of the Company, including its senior accounting and financial officers, the CEO and Chief Financial Officer (“CFO”), as required by the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002 (the “Employee Code of Ethics”, together with the Board Code of Ethics, the “Code of Ethics”). The Code of Ethics, as well as other governance documents, are available as described below under “Website Availability of Governance Documents.” Any changes in, or waivers to, the Code of Ethics are posted on the Company’s website within four business days and maintained for at least twelve months.

Guiding Beliefs

The Company’s guiding beliefs for conducting its business are based on five core values:  integrity, quality, safety, delivery and teamwork.

¾	Integrity — the foundation of our success rests upon the well-earned reputation for integrity of our management team and employees.
¾	Quality — we are committed to ensuring that each task is properly performed the first time and we will continuously improve upon everything we do.
¾Safety — we are responsible and accountable for our own personal safety, the safety of our co-workers and any others we come into contact with.
¾Delivery — we are committed to performing our work in the most efficient, timely and cost-effective manner.
¾Teamwork — we expect employees to work together to safeguard our assets, and to act in our best interest. Through these guiding principles, we aim to achieve sustainability.

Sustainability

We are committed to the sustainability of our business affairs and operations, which encompasses the need to be a responsible corporate citizen in all aspects of how we conduct ourselves and

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practice our core values. We believe sustainability is important to our stockholders, employees, customers, subcontractors, and vendors, and to the communities in which they reside. Sustainability is also a long-term business driver and by focusing on sustainability challenges, we can minimize risk and increase our competitive advantage. Vital to this goal is a commitment to care for the environment, to foster socially conscious programs and to adhere to good governance principles. Our sustainability report, entitled “Orion Group Holdings, Inc.’s Corporate Social Responsibility & Sustainability Report” can be found by clicking on “Read Our Sustainability Report” in the “Sustainability” portion in the “Investors” section of our website at www.oriongroupholdingsinc.com.

Website Availability of Governance Documents

You can access our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Code of Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance, and Compensation Committee Charters under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who requests may obtain a printed copy of the governance documents from our Corporate Secretary at the mailing address provided below.

Communications with the Board

Stockholders and other interested persons wishing to communicate with the Board, including with the Chairman of the Board or any other non-management directors, may do so by the following means:

Mail:Board of Directors

Attn: Corporate Secretary

Orion Group Holdings, Inc.

2940 Riverby Road, Suite 400

Houston, TX 77020

Email:eearle@orn.net

For more information regarding how to contact the Board, including any committee of the Board, you may access our stockholder communications policy under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

Director Independence

NYSE listing rules require a majority of our directors to be independent. In accordance with these rules, our Board has reviewed the relationships between the Company and each director and has affirmatively determined that each of Messrs. Amonett, Caliel, Ledford, Shanfelter, Smith and Mses. Foran and Sullivan, satisfies the NYSE’s definition of an independent director. Mr. Boone, the Company’s current President and Chief Executive Officer, is not an independent director.

Members of the Audit and Compensation Committees must meet additional heightened standards of independence in accordance with the requirements of the NYSE corporate governance listing standards and SEC rules and regulations. The Board has affirmatively determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence criteria (including the enhanced criteria with respect to Audit and Compensation Committee membership) set forth in the applicable NYSE listing standards and SEC rules for service on such committees.

Nomination of Directors

The Board is responsible for nominating a slate of candidates for Board membership. It acts through its Nominating and Governance Committee to review the composition of the Board, and to screen and recruit potential director nominees in consultation with the Chairman of the Board

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and the Chief Executive Officer. Although the Nominating and Governance Committee has not established specific minimum qualifications for a position on the Board, the Committee seeks candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, diversity of background and business experience, and the ability to exercise sound and mature judgment in matters that relate to our current and long-term objectives.

Leadership diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, the Nominating and Governance Committee believes that a diversity of backgrounds, education, experience, and social perspectives, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members.

Board Leadership Structure

Presently, Mr. Shanfelter serves as Chairman of the Board and Travis J. Boone serves as President and Chief Executive Officer. We believe that separation of the Chairman and Chief Executive Officer positions has functioned effectively. Separating these positions has allowed our Chief Executive Officer to have primary responsibility for the operational leadership and strategic direction of our business, while allowing our Chairman to lead the Board in its fundamental role of providing guidance to, and separate oversight of, management.

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The Board’s Role in Risk Oversight

The members of our Board are actively involved in the oversight of risks that could have a material effect on us. This oversight is conducted primarily through committees of the Board, as discussed in the charters of each committee and descriptions below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on our risk management policies and practices to relevant Board committees and to the full Board.

Board/Committee Primary Areas of Risk Oversight

The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks. Our Compensation Committee considers potential risk related to the Company’s overall compensation policies and programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, information technology, cybersecurity and strategies are considered by the full Board.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the Record Date.

Nominees for Director (1) (2)
Name	Current Position	Age	Class	Director Since	Term Expires
Travis J. Boone	Director, President and CEO	52	I	2022	2026
Robert S. Ledford	Director	61	I	2025	2026
Continuing Directors
Name	Current Position	Age	Class	Director Since	Term Expires
Michael J. Caliel	Director	66	II	2019	2027
Quentin P. Smith, Jr.	Director	74	II	2022	2027
Austin J. Shanfelter	Chairman of the Board of Directors	68	III	2007	2028
Mary E. Sullivan	Director	69	III	2019	2028
(1)	After 19 years of service, Mr. Thomas N. Amonett announced on March 16, 2026 that he has chosen not to stand for re-election but will retire from the Board and Committee appointments effective as of the closing of the 2026 Annual Stockholder Meeting on May 19, 2026.
(2)	After 6 years of service, Ms. Foran announced on March 16, 2026 that she has chosen not to stand for re-election but will retire from the Board and Committee appointments effective as of the closing of the 2026 Annual Stockholder Meeting on May 19, 2026.

The following graphs and charts provide insight into the composition of the Board immediately following the Annual Meeting (assuming each of the proposed director nominees are re-elected).

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NOMINEES FOR DIRECTOR

The following sets forth certain biographical information for each of the director nominees, including his or her position with the Company and his or her business experience during the past five years.

Travis J. Boone

Director since 2022

President and Chief Executive Officer

Mr. Boone joined the Company in September 2022 as President and Chief Executive Officer, and has served on the Board as a Class I director since his appointment to the Board in November 2022. Before joining the Company, Mr. Boone was Chief Executive of the West Region at AECOM, where he led a large multidisciplinary business. He was at AECOM for 23 years and started his career there as an entry level bridge engineer and held numerous positions during his tenure there. He worked at several construction companies in various roles prior to joining AECOM. He is a Professional Engineer, a Board of Certified Safety Professionals Safety Trained Supervisor, and has served on numerous industry boards. He is a member of the Citizen Potawatomi Nation.

Mr. Boone is qualified to serve as one of our directors based on his considerable management and operational experience in the construction industry, and his role as President and Chief Executive Officer of the Company. Of particular note is his service as an executive of AECOM.

Robert S. Ledford

Director since 2025

Member of Audit Committee & Compensation Committee

Mr. Ledford has served on our Board as a Class I director since his appointment to the Board in November 2025 and has served as a member of the Audit Committee and Compensation Committee since November 2025.

Mr. Ledford currently serves as President and Chief Executive Officer of Prime Electric, a rapidly growing electrical and low voltage contractor, where he has overseen significant expansion and profitability. He also serves on the boards of Prime Electric and Trademark Concrete.

Previously, Mr. Ledford held various senior leadership roles at AECOM, including Chief Operating Officer of Europe, Middle East and Asia, global leader of project delivery, and Chief Operating Officer of design and consulting in the Americas. In these roles, Mr. Ledford had executive accountability for project delivery excellence and multi-billion-dollar P&Ls across diverse geographies. Prior to joining AECOM, Mr. Ledford held executive financial and operational roles at Parsons and served as Chief Financial Officer of Sasco Electric and Hermanson Corporation where he was recognized for driving disciplined financial management and value-accretive capital allocation strategies.

Mr. Ledford is well qualified to serve on our Board due to his strategic and operational expertise, with a proven track record of strong execution and delivering organic and inorganic growth. His insights are invaluable as we advance our strategy, allocate capital and continue creating long-term value for our stockholders.

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Continuing Directors

Michael J. Caliel

Director since 2019

Member of Audit and Compensation Committees

Mr. Caliel has served on our Board as a Class II director since his appointment to the Board in January 2019, and since that date has also served as a member of the Audit and Compensation Committees.

Mr. Caliel is an accomplished former Chief Executive Officer and Director with more than four decades of public company experience in the industrial, energy and infrastructure sectors. He has extensive knowledge of, and experience in, public company governance, strategy development, mergers and acquisitions, international operations and finance. Mr. Caliel has served as a Board Member of Team, Inc. (NYSE: TISI), a leading global provider of integrated, digitally-enabled asset performance assurance and optimization solutions, since February 2022, served as its Non-Executive Chairman from March 2022 to November 2023, as its Executive Chairman from November 2023 to October 2025 and currently serving once again as its Non-Executive Chairman since October 2025.

From 2019 until 2022, Mr. Caliel served as Board Chair and a member of the Compensation Committee for PLH Group, a leading full-service construction and specialty contractor serving the electric power and pipeline markets. Mr. Caliel also previously served as lead operating director at DBi Services, a leading asset management and infrastructure services company, and also as an independent director at FCX Performance, a leading process flow control provider.

From 2015 until its merger with Granite Construction in June 2018, Mr. Caliel served as President, Chief Executive Officer and Director for Layne Christensen Company (NASDAQ: LAYN), a global water management, infrastructure services and drilling company. Prior to this, from 2011 to 2014, Mr. Caliel was President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC (LSE: ISYS.L), a global technology, software and consulting company. Invensys PLC was acquired by Schneider Electric in January 2014. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director of Integrated Electrical Services, Inc. (NASDAQ: IESC), a national provider of electrical and communication infrastructure services. Mr. Caliel is a National Association of Corporate Directors Certified Director and a former Governance Fellow.

Mr. Caliel is well qualified to serve on our Board. He has extensive industry-related operating and corporate experience, including international business experience. He has served as Chief Executive Officer of a public company and has been a member of the board of directors of multiple public companies.

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Mr. Shanfelter has served on our Board as a Class III director since May 2007 and, effective January 1, 2021, he was elected Chairman of the Board. On April 6, 2022, he was appointed Interim Chief Executive Officer and Interim Chief Financial Officer until September 2022. He served as Chair of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our Interim Chief Operating Officer, a position he held until February 2020. In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chair of our Compensation Committee, a position he held until June 1, 2021. Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019, and stepped down as a member of the Compensation Committee effective March 24, 2022.

Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer, and, prior to that role, he was a divisional president of MasTec from 1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016. Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame. Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

The National Association of Corporate Directors previously designated Mr. Shanfelter a Governance Fellow.

Austin J. Shanfelter

Director since 2007

Chairman of the Board of Directors

Mr. Shanfelter has served on our Board as a Class III director since May 2007 and, effective January 1, 2021, he was elected Chairman of the Board. On April 6, 2022, he was appointed Interim Chief Executive Officer and Interim Chief Financial Officer until September 2022. He served as Chair of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our Interim Chief Operating Officer, a position he held until February 2020. In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chair of our Compensation Committee, a position he held until June 1, 2021. Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019, and stepped down as a member of the Compensation Committee effective March 24, 2022.

Since December 2025, Mr. Shanfelter has served on the Board of Directors of Cardinal Infrastructure Group, Inc. (NSDQ: CDNL), a publicly traded full-service civil contracting company providing comprehensive site development and infrastructure solutions.  He has also served since August 2023 as the Chairman of the Board of Directors for UniTek Global Services, a privately held nationwide fiber optic construction company. Mr. Shanfelter previously served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer, and, prior to that role, he was a divisional president of MasTec from 1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016. Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame. Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

Mr. Shanfelter is well qualified to serve on our Board due to his over 30 years of varied and challenging business experience and almost 20 years of experience as a member of the Board. He is currently serving as Chairman of the Board of Directors and has twice served as Chair of the Compensation Committee. He has also temporarily served as Interim Chief Operating Officer of the Company from March 2019 until February 2020 and, thus, has an intimate and a vast awareness of the Company’s business operations. Mr. Shanfelter also serves on several other boards of directors and has President and Chief Executive Officer experience. The National Association of Corporate Directors previously designated Mr. Shanfelter a Governance Fellow.

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Quentin P. Smith, Jr.

Director since 2022

Chair of the Compensation Committee

Member of Audit Committee

Mr. Smith has served on our Board as a Class II director since his appointment to the Board in January 2022. On March 24, 2022, Mr. Smith was appointed as a member of both the Audit and Compensation Committees and he was appointed in April 2025 as Chairman of the Compensation Committee. Mr. Smith joined the Board with comprehensive business development, operational, and governance experience across a spectrum of industries.

Mr. Smith is founder and President of Cadre Business Advisors, LLC, a business management consulting firm that specializes in strategic planning, business performance improvement and capital formation. Prior to forming Cadre Business Advisors, Mr. Smith was a Partner-in-Charge of the Desert Southwest business consulting practice for Arthur Anderson. Mr. Smith previously served as Chairman and CEO of Denver Group Holdings, Inc./Data Line Holdings, Inc., which, at the time of its acquisition, was the largest independent information processing service bureau in the western US. Mr. Smith also serves on the Board of Directors of Banner Health. Among Mr. Smith's Board experience with various civic organizations, he has previously served as Chairman of the Board for Employee Solutions, Inc., a publicly traded company formerly acquired; Chairman of the Board for iCrossing, Inc., a privately-held company formerly acquired; as a Director for STORE Capital, a publicly traded company; and, as a Director for Arizona Public Service Company, a publicly traded company.

Mr. Smith is well qualified to serve on our Board due to his more than 40 years of varied and challenging business experience. His private and public company expertise in strategic planning, business development and business performance improvement are of particular note.

Mary E. Sullivan

Director since 2019

Chair of the Audit Committee

Member of Nominating & Governance Committee

Ms. Sullivan has served on our Board as a Class III director since her appointment to the Board in January 2019, and she serves as the Chair of the Audit Committee and as a member of the Nominating & Governance Committee.

Ms. Sullivan currently serves as Chief Financial Officer for Susser Holdings II, L.P. From 2000 to 2015, Ms. Sullivan worked for Susser Holdings Corporation (NYSE: SUSS), a company engaged in convenience store and fuel distribution operations, as Vice President of Finance and as Executive Vice President, Treasurer and Chief Financial Officer. From 2012 to 2015, Ms. Sullivan also served as Executive Vice President, Treasurer and Chief Financial Officer of Susser Holdings’ subsidiary, Susser Petroleum Partners (NYSE: SUSP/SUN). From 1999 to 2000, Ms. Sullivan served as Director of Finance for the City of Corpus Christi, Texas. Prior to this, Ms. Sullivan served as Controller of Elementis Chromium, LP, a chrome chemical manufacturer, from 1993 to 1999. From 1979 to 1992, Ms. Sullivan served in accounting positions and as Treasurer for Central Power and Light Company. Ms. Sullivan also has been a director of Susser Bank, a privately-owned community bank, since 2018, and of its parent company, Susser Banc Holdings Corporation since 2021, serving as the Audit Committee Chair from July 2018 to November 2021.

Ms. Sullivan is well qualified to serve on our Board due to her more than 40 years of financial and accounting business experience. She meets the standards as an audit committee financial expert and is currently serving as Chair of the Company’s Audit Committee. Ms. Sullivan is a Certified Public Accountant, a Certified Management Accountant, a Chartered Financial Analyst, Chartered Global Management Accountant, and a Project Management Professional. Ms. Sullivan is a National Association of Corporate Directors Certified Director.

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REtiring DirectorS

Thomas N. Amonett

Director since 2007

Member of Audit Committee and Nominating & Governance Committee

After 19 years of service as a director of the Company, Mr. Amonett is retiring from the Board and tendered his letter of resignation from the Board and Committee appointments at the March 16, 2026 meeting of the Board of Directors to be effective as of the Annual Meeting. Mr. Amonett has served on the Board as a Class I director since his appointment to the Board in May 2007, served as the Chair of the Nominating and Governance Committee from May 2007 through April 2025, and is a member of the Audit Committee and Nominating & Governance Committee. The Board of Directors, together with Executive Management of the Company, express their sincere appreciation for Mr. Amonett’s valuable service to our Company.

From November 1999 to April 2013, Mr. Amonett was President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry. From July 2007 to November 2015, Mr. Amonett was a director of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services and served as Chairman of the Nominating and Governance Committee. Mr. Amonett was a director of Bristow Group Inc., a global provider of helicopter and other aviation services, from 2006 until 2019, where he served most recently as Executive Vice Chairman of the Board and previously served as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Amonett previously served as a director of T. F. Hudgins Incorporated, Modumetal, Inc., and as Chairman of the Board of Ergon, Inc., all private companies.

Margaret M. Foran

Director since 2019

Chair of Nominating & Governance Committee

Member of Compensation Committee

After 6 years of service as a director of the Company, Ms. Foran is retiring from the Board and tendered her letter of resignation from the Board and Committee appointments at the March 16, 2026  meeting of the Board of Directors to be effective as of the Annual Meeting. Ms. Foran has served on the Board as a Class I director since her appointment to the Board in October 2019, served as the Chair of the Compensation Committee from October 2019 until April 2025 when she was appointed as the Chair of the Nominating & Governance Committee, and she is still a member of the Compensation Committee. The Board of Directors, together with Executive Management of the Company, express their sincere appreciation for Ms. Foran’s valuable service to our Company.

Ms. Foran is the Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was the Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and prior to that, Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of Occidental Petroleum Corporation, The MONY Group Inc. and MONY Life Insurance Company.

Ms. Foran also serves as Co-Chair and a director of the Council of Institutional Investors. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She is also a former member of the Standing Advisory Group of the Public Company Accounting Oversight Board (the “PCAOB”). She is a member of the Economic Club of New York and a trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. Ms. Foran is a National Association of Corporate Directors Certified Director.

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Meetings of the Board of Directors

Directors are expected to attend all meetings of the Board and each committee on which they serve. The Board encourages all its members to attend each Annual Meeting of Stockholders.

The Board held five meetings during 2025. Each director attended at least 75% of all meetings of the Board and committees on which he or she served, and all then-current directors attended the 2025 Annual Meeting of Stockholders.

Non-management directors meet in executive sessions on a regular basis, generally at both the beginning and the end of each regularly scheduled Board meeting. The Chairman of the Board of Directors presides at executive sessions of the non-management directors. In addition, the Audit Committee, the Compensation Committee, and Nominating and Governance Committee each adopted a practice of reserving time at the end of each meeting to meet without members of the Company management present. The Chair of each such committee presides at execution sessions of the respective committee.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the NYSE. Each committee is governed by a written charter approved by the Board. A copy of each charter is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com. From time to time, the Board may form an ad hoc, temporary committee or a sub-committee of a standing committee tasked with overseeing and reporting back to the Board regarding a specific issue such as the pricing of an equity or debt offering or the search for a new member of the Board or executive management.

Audit Committee

The Audit Committee helps set the “tone at the top” and assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

❖	To select the independent auditor to audit our annual financial statements;
❖	To approve the overall scope of and oversee the annual audit and any non-audit services;
❖	To assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss policies with respect to risk assessment and risk management; and
❖	To review with the independent auditor any audit problems or difficulties and management’s responses.

During 2025, Ms. Sullivan and Messrs. Amonett, Caliel, Ledford and Smith served on the Audit Committee, with Ms. Sullivan serving as its chair. Mr. Ledford became a member of the Audit Committee on November 19, 2025. The Board has affirmatively determined each of the above to be independent under NYSE listing standards and applicable SEC rules, including the heightened independence standards applicable to audit committee members. In addition, Ms. Sullivan meets the relevant standards as an “audit committee financial expert” as defined by SEC rules. In 2025, the Audit Committee met four times. A report by the Audit Committee is presented elsewhere in this proxy statement.

Compensation Committee

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

❖	To develop an overall executive compensation philosophy, strategy, and framework

2026 Proxy Statement │ 29

consistent with corporate objectives and stockholder interests;
❖	To review, approve and recommend all actions relating to compensation, promotion, and employment-related arrangements for senior management, including severance arrangements;
❖	To approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
❖	To review and recommend changes to and take administrative actions associated with any other forms of non-salary compensation; and
❖	To review and approve or review and recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

During 2025, the Compensation Committee was comprised of Ms. Foran and Messrs. Caliel, Ledford and Smith, with Ms. Foran serving as its chair until April 2025 when Mr. Smith was appointed as chair. Mr. Ledford became a member of the Compensation Committee on November 19, 2025. The Board has affirmatively determined each current and then serving member of the Compensation Committee to be independent while serving in such capacity, under the listing standards of the NYSE, both for directors generally and compensation committee members specifically. In addition, the Board determined that each member of the Compensation Committee was a non-employee director as defined in Rule 16b- 3 of the Exchange Act. The Compensation Committee met six times during 2025. A report by the Compensation Committee is presented elsewhere in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and committee members, and develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Governance Committee has the following responsibilities, among others:

❖	To identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;
❖	To recommend to the Board directors for each committee of the Board;
❖	To advise the Board about appropriate composition of the Board and its committees;
❖	To advise the Board about, develop and recommend to the Board appropriate corporate governance practices, and to assist the Board in implementing those practices;
❖	To oversee the Board in its annual review of the performance of the Board and its committees; and
❖	To perform such other functions as the Board may assign to the committee from time to time.

During 2025, the Nominating and Governance Committee consisted of Mr. Amonett and Mses. Foran and Sullivan, with Mr. Amonett serving as Chair until April 2025.  Ms. Foran was appointed Chair in April 2025. The Board has affirmatively determined that each member of this committee was independent as defined in the applicable rules of the NYSE during his or her period of service. The Nominating and Governance Committee met four times during 2025.

Director Nominations by Stockholders

 Any stockholder who wishes to recommend a nominee for director for the 2027 Annual Meeting of Stockholders must send written notice to the Corporate Secretary in accordance with instructions set forth below and in this proxy statement under the caption “Submission of Stockholder Proposals for 2027 Annual Meeting.”

 As provided in our Amended and Restated Bylaws, any stockholder notices of intention to nominate a director must include:

❖	The name and address of the stockholder;
❖	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;

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❖	The class and number of shares of the Company that are beneficially owned by the stockholder; and
❖	A representation that the stockholder intends to appear virtually, in person or by proxy at the meeting to nominate the person or persons specified in the notice.

In addition, the notice must contain the following information with respect to the person nominated by the stockholder:

❖	Name and address;
❖	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors, and civic activity;
❖	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
❖	The consent of each such nominee to serve as a director if elected; and
❖	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Governance Committee seeks to achieve a Board composed of diverse individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third-party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Governance Committee for the Annual Meeting and pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at the 2026 Annual Meeting of Stockholders.

Annual Performance Evaluations

The Board and its committees conduct annual self-performance evaluations and review each committee charter. In addition, our Corporate Governance Guidelines are reviewed and reassessed for adequacy annually.

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Board Membership Matrix

The following table summarizes the composition, competencies and experience of our Board of Directors as of the Record Date.

Qualification	Austin J. Shanfelter (Chairman)	Thomas N. Amonett	Travis J. Boone	Michael J. Caliel	Margaret M. Foran	Robert S. Ledford	Quentin P. Smith, Jr.	Mary E. Sullivan
Regulatory Compliance
Independent Director per SEC & NYSE	✓	✓		✓	✓	✓	✓	✓
Independent Director per ISS & GL	✓	✓		✓	✓	✓	✓	✓
Qualified Designated Financial Expert		✓			✓	✓	✓	✓
Personal
Prior Public Company Board Experience	✓	✓		✓	✓		✓	✓
# of other current public boards	1	0	0	1	0	0	0	0
# of other audit committees of public companies	0	0	0	0	0	0	0	0
Age	68	82	52	66	71	61	74	69
Tenure on the Board	18 years	18 years	3 years	7 years	6 years	4 months	4 years	7 years
Retired or Employed Full Time	Retired	Retired	Employed	Retired	Employed	Employed	Retired	Employed
Public Company Employment Experience	✓	✓	✓	✓	✓	✓	✓	✓
Government Experience			✓			✓		✓
Board Committees
Audit	N/A	Member	N/A	Member	N/A	Member	Member	Chair
Nominating and Governance	N/A	Member	N/A	N/A	Chair	N/A	N/A	Member
Compensation	N/A	N/A	N/A	Member	Member	Member	Chair	N/A
Decision-Making Experience at Executive Level ("DM") or Other Substantial Experience ("S")
Current or recent public company CEO	✓		✓	✓
Projects and logistics expertise	✓		✓	✓	✓	✓
Relevant industry expertise	✓	✓	✓	✓		✓
Consolidation/M&A expertise	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓		✓	✓	✓
Accounting / Finance	✓			✓	✓	✓	✓	✓
Marketing	✓	✓	✓	✓	✓	✓	✓
Technology (e.g., Social Media, Artificial Intelligence and Cybersecurity)			✓	✓		✓	✓	✓
Human Resources / Compensation	✓	✓	✓	✓	✓	✓	✓	✓
Health, Safety, Environment & Sustainability	✓	✓	✓	✓	✓	✓	✓	✓
International Business	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓		✓	✓	✓	✓	✓
Legal / Compliance		✓		✓	✓	✓

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DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors on our Board during 2025. Mr. Boone, who serves as our President and Chief Executive Officer in addition to serving as a director, does not receive any additional compensation as a director. All amounts paid to Mr. Boone are reported in the charts under “Executive Compensation.”

Name	Fees Earned or Paid	Stock Compensation(2)	Total
	in Cash(1)
Thomas N. Amonett	$94,409	$100,000	$194,409
Michael J. Caliel	$90,000	$100,000	$190,000
Margaret M. Foran	$105,000	$100,000	$205,000
Robert S. Ledford	$10,516	$48,218	$58,734
Austin J. Shanfelter	$190,000	$100,000	$290,000
Quentin P. Smith, Jr.	$100,591	$100,000	$200,591
Mary E. Sullivan	$105,000	$100,000	$205,000
(1)	Amounts in this column represent retainers and chairmanship fees as detailed in the table below.
(2)	Each of our non-employee directors, other than Mr. Ledford, was awarded 11,481 shares of common stock on May 15, 2025. Mr. Ledford was awarded 5,328 shares of common stock on November 19, 2025, which represents a prorated award amount reflecting his service commencing upon his joining the Board on such date. The amount shown represents the grant date fair value of the equity awards granted during the fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. There were no outstanding unvested equity awards held by any non-employee director as of December 31, 2025.

In May 2025, the Compensation Committee of the Board of Directors worked with Meridian Compensation Partners, LLC (“Meridian”), an independent consulting firm, to assist in determining the components and amounts of director compensation for 2025 based on comparisons of board compensation in similarly situated companies. Our director compensation program typically consists of both cash and equity compensation.  In 2024, the Compensation Committee approved an increase in board compensation that was intended to reflect anticipated growth and increased complexity of the Company while at the same time aligning the Company’s director compensation with the median of total compensation paid to similarly situated non-employee members of other boards in the industry.  In light of such recent increase in director compensation and consistent with the recommendation of Meridian, the Compensation Committee elected not to make any changes to director compensation in 2025.

The schedule of resulting director fees for 2025 were as follows:

Fee Description	Annual Amount
Board Service Annual Cash Retainer	$ 90,000
Board Chair Annual Additional Cash Fee	$100,000
Each Committee Chair, Additional Annual Cash Fee	$ 15,000
Board Service Annual Equity Grant	$100,000

All cash retainers are paid quarterly in arrears. The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred for attending Board and committee meetings.

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EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the current executive officers of the Company, including their ages as of the Record Date. All executive officers are appointed by, and serve at the pleasure of, the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
Travis J. Boone	52	President and Chief Executive Officer
Alison G. Vasquez	51	Executive Vice President and Chief Financial Officer
E. Chipman Earle	53	Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

Below is a summary of the business experience of our current executive officers other than Mr. Boone, our President and Chief Executive Officer (whose business experience is included under the above caption “Nominees for Director”).

Alison G. Vasquez
Executive Vice President and Chief Financial Officer

Ms. Vasquez joined the Company in June 2025. Prior to joining the Company, she served in multiple financial leadership roles at KBR, Inc. (NYSE: KBR), including Senior Vice President and Chief Accounting Officer, Vice President of Investor Relations and FP&A, and Vice President of Finance for Sustainable Technology. Prior to joining KBR in 2016, she served as chief auditor at Energy Transfer LP (NYSE: ET) and then Noble Corporation plc (NYSE: NE). She started her career providing assurance and advisory services at Arthur Anderson and then at PricewaterhouseCoopers. With over 25 years of public company experience, Ms. Vasquez brings a broad base of financial leadership skills and mergers and acquisition experience to the Company’s executive leadership team.

E. Chipman Earle
Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

Mr. Earle joined the Company in 2023 as Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Prior to joining the Company, Mr. Earle was the Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary of Newpark Resources, Inc. (NYSE: NPRK). Before his tenure with Newpark Resources, he served as General Counsel and Chief Compliance Officer of Bristow Group, Inc. (NYSE: VTOL) and Deputy General Counsel of Transocean Ltd. (NYSE: RIG). Prior to working as an in-house attorney, he was a corporate and securities attorney at Baker Botts LLP (Houston, Texas). Mr. Earle holds a Bachelor of Arts degree from Middlebury College, a Master's Degree in Business Administration from the University of Texas McCombs School of Business, and a Juris Doctorate degree from the University of Texas School of Law. With a career focused on worldwide legal, compliance and risk management, Mr. Earle brings valuable experience to the Company's executive leadership team.

2026 Proxy Statement │ 34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The following two tables, based in part upon information supplied by officers, directors, and certain stockholders, sets forth the percentage of ownership of the Company’s outstanding common stock as of the Record Date by:

❖	Each person or entity who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock;
❖	Each of the Company’s directors during 2025;
❖	Each of the Company’s named executive officers during 2025; and
❖	All directors and executive officers of the Company as a group.

Name and Address of 5% Stockholders	Shares	Percent of
	Beneficially Owned	Shares[1]
Brandes Investment Partners, L.P.[2]	4,954,701	12.3%
BlackRock, Inc.[3]	2,417,244	6.0%
Wasatch Advisors LP4	2,226,519	5.5%
The Vanguard Group[5]	2,024,885	5.0%

1 Calculated based on 40,200,615 shares of common stock outstanding on the Record Date.

2   Based on information set forth in an amended Schedule 13G filed with the SEC on November 13, 2025, by Brandes Investment Partners, L.P., 4275 Executive Square, 5th Floor, La Jolla, CA 92037, with respect to shares of common stock owned as of September 30, 2025. Brandes Investment Partners, L.P. reports that it has shared voting power over 3,361,731 shares and shared dispositive power over 4,954,701 shares.

3Based on information set forth in the Schedule 13G filed with the SEC on November 8, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, with respect to shares of common stock owned as of September 30, 2024. BlackRock, Inc. reports it has sole voting power over 2,302,197 shares and sole dispositive power over 2,335,551 shares.

4Based on information set forth in the Schedule 13G filed with the SEC on November 13, 2025, by Wasatch Advisors LP, 505 Wakara Way, 3rd Floor, Salt Lake City, 84108, with respect to shares of common stock owned as of September 30, 2025. Wasatch Advisor LP reports it has sole voting power over 2,088,376 shares and sole dispositive power over 2,226,519 shares.

5 Based on information set forth in the Schedule 13G filed with the SEC on January 31, 2025, by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA  19355, with respect to shares of common stock owned as of December 31, 2024, The Vanguard Group reports it has shared voting power over 22,530 shares, sole dispositive power over 1,950,460 shares and shared dispositive power over 32,505 shares.

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Security Ownership of Directors and Officers

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class (2)
DIRECTORS:
Thomas N. Amonett	287,945	*
Travis J. Boone, President & CEO	723,862	1.8%
Michael J. Caliel	207,176	*
Margaret M. Foran	157,541	*
Robert S. Ledford	15,876	*
Austin J. Shanfelter, Chairman	329,215	*
Quentin P. Smith, Jr.	90,659	*
Mary E. Sullivan	267,668	*
NAMED EXECUTIVE OFFICERS:
Alison Vasquez	57,607	*
E. Chipman Earle	147,926	*
G. Scott Thanisch(3)	48,616	*
Directors and Current Executive Officers as a group (10 Persons):	2,285,475	5.7%

* Less than 1%

(1)	Includes time-based restricted shares (“Restricted Shares”) for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(2)	Calculated based on 40,200,615 shares of common stock outstanding on the Record Date.
(3)	Mr. Thanisch no longer served as Executive Vice President, Chief Financial Officer and Treasurer effective June 23, 2025 and departed the Company on July 1, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of Company stock with the SEC. Based solely on our review of such reports as filed with the SEC and written representations from our officers and directors that no other reports were required for those persons, we believe that all of our officers, directors and greater than 10% shareholders timely complied with the filing requirements applicable to such persons for the year ended December 31, 2025, except that:

●	Ms. Sullivan filed her Form 4 reporting her annual equity award as a non-executive director one day late on May 20, 2025 due to a technical issue with the online EDGAR filing system; and
●	Mr. Ledford filed his Form 4 reporting his initial equity award as a newly appointed non-executive director late on December 4, 2025 due to an administrative delay in the reporting person’s receipt of EDGAR filing credentials from the SEC, which was caused by a high volume of submissions at the time. The reporting person undertook the steps necessary to obtain such credentials promptly following the reportable transaction but did not receive them in time to make a timely filing.

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board of Directors (referred to throughout this CD&A as the “Compensation Committee” and the “Committee”) made its compensation decisions for our 2025 NEOs listed below:

NEO	TITLE
Travis J. Boone	President and Chief Executive Officer
Alison G. Vasquez(1)	Executive Vice President and Chief Financial Officer
E. Chipman Earle	Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary
G. Scott Thanisch(2)	Former Executive Vice President, Chief Financial Officer and Treasurer
(1)
Ms. Vasquez joined the Company as Executive Vice President, Chief Financial Officer and Treasurer on June 23, 2025.
(2)
Mr. Thanisch no longer served as Executive Vice President, Chief Financial Officer and Treasurer effective June 23, 2025 and departed the Company on July 1, 2025. For more information regarding Mr. Thanisch’s compensation in 2025, please see the tables under “Executive Compensation” and following narrative discussion.

EXECUTIVE SUMMARY

It is our goal to be the premier specialty construction company, focused on providing solutions for our customers across the infrastructure, industrial, and building sectors, while maintaining a healthy financial position and maximizing stakeholder value. Our executive compensation program is structured to support our business strategy and to ensure long-term alignment between our executives and our stockholders.

SUMMARY OF 2025 EXECUTIVE COMPENSATION DECISIONS

As described in greater detail below, the three primary components of our program are base salaries, annual bonus opportunities, and long-term equity incentive awards. Highlights of our 2025 program include:

❖	Base Salaries: In March 2025, the Committee reviewed the base salary of each of our executive officers at the time relative to similarly situated executives in the industry. Based on this review and input from the Committee’s consultant at the time, Meridian, the Committee determined to increase the salary of Mr. Boone from $800,000 to $840,000 and the salary of Mr. Earle from $410,000 to $435,000. Both of these increased salaries were made effective April 1, 2025. In June 2025, the Committee established a base salary of $450,000 for Ms. Vasquez based on her experience and similarly situated executives in the industry.
❖	Annual Incentive Bonuses: For 2025, the Committee established goals under our NEO Bonus Plan (“NBP”) for Adjusted EBITDA (50% weight), Revenues (30% weight) and Strategic Objectives (20%). The Committee included Revenues as a bonus metric in addition to Adjusted EBITDA for 2025 based on shareholder feedback and a strategic desire to increase the scale of the business at attractive margins. The Committee maintained target

2026 Proxy Statement │ 37

level bonus awards for 2025 for Mr. Boone at 100% of his annual base salary, Mr. Thanisch at 75% of his annual base salary, and Mr. Earle at 60% of his annual base salary. Upon joining the Company in July 2025, Ms. Vasquez became eligible to earn a pro rated bonus for 2025 equivalent to 75% of her actual salary earned in 2025. Based upon 2025 actual financial and operational performance, including Adjusted EBITDA of $45.2 million relative to a target of $46.5 million, revenues of $852 million relative to a target of $866 million and successful execution of several key corporate strategic goals previously established by the Committee, the Committee approved bonuses at 106% of target for each of Mr. Boone, Ms. Vasquez and Mr. Earle. Pursuant to the terms of Mr. Thanisch’s Employment Agreement, Mr. Thanisch forfeited his bonus for 2025 in connection with his departure from the Company on July 1, 2025.
❖	Special Transaction Bonuses: In recognition of extraordinary performance by Ms. Vasquez and Mr. Earle related to the acquisition of J.E. McAmis which closed on February 3, 2026, the Compensation Committee approved a special transaction bonus of $50,000 which was paid in cash to each of Ms. Vasquez and Mr. Earle in March 2026.
❖	Equity Awards: In 2025, the Committee continued its established practice of issuing annual grants of equity awards to senior management. Similar to 2024, equity awards for NEOs in 2025 were weighted 60% Performance Stock Units (“PSUs”) and 40% Restricted Shares.

In March 2025, each of our executive officers at the time received Restricted Shares that vest ratably over three years and PSUs that cliff vest at the end of a three-year performance period beginning January 1, 2025 and ending December 31, 2027, with 50% tied to absolute Adjusted EBITDA performance and 50% tied to relative total shareholder return among the Company’s peer group. Upon joining the Company in June 2025, Ms. Vasquez received a sign-on equity award in the form of Restricted Shares that vest ratably over three years. Her sign-on equity award was intended to partially compensate her for the unvested equity of her prior employer that she forfeited when she joined the Company. Pursuant to the terms of his Employment Agreement, upon departing the Company in July 2025, Mr. Thanisch forfeited his 2025 equity award in full in connection with his termination.

OUR EXECUTIVE COMPENSATION PRACTICES

Adherence to executive compensation best practices is a critical component of good corporate governance, aids our Committee in its decision-making process, enhances our ability to manage compensation-related risk, and is in the best interests of our stockholders and executives. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do	What We Don’t Do
Pay for performance	No tax gross ups
Significant emphasis on at-risk pay	No repricing of stock option awards
Robust executive and director stock ownership requirements	No hedging or pledging of Company stock
Independent Compensation Consultant	No special benefits or perquisites for NEOs
Double-trigger vesting of equity awards upon a change of control	No accelerated vesting of equity awards upon termination, except after a change of control
Equity and cash incentive compensation subject to clawback

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2025 SAY ON PAY

At our 2025 Annual Meeting of stockholders, we received 94.7% support for our advisory vote on the compensation of our NEOs. The Committee values the input of our stockholders on the design of our executive compensation program. Throughout the year, we regularly engage in discussions with stockholders regarding a variety of topics related to our business, including various aspects of our executive compensation program. While we believe that the 2025 vote reflects strong stockholder support for our program, we are committed to ensuring that our program remains aligned with the interests of our stockholders, with our guiding principles, and with evolving best practice standards of good governance.

94.7% Support in 2025

WHAT GUIDES OUR PROGRAM

We are one of the leaders in the specialty construction industry largely because of our highly experienced and talented people. To ensure that we are positioned for continued success in the future, we must attract, retain, and engage the talent necessary to grow, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders.

We have designed our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and Company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation. To further our mission of producing superior financial returns for our stockholders, we have designed our program with the following objectives:

Objectives	Our Approach
Pay for Performance	Provide the majority of NEO pay in the form of short-term cash incentives and long-term equity incentives whose realized value is primarily dependent upon our financial and stock price performance
Stockholder Alignment

Encourage and facilitate meaningful long-term share ownership by our NEOs through annual long-term incentive (“LTI”) awards and robust share ownership guidelines supplemented by anti-hedging, anti-pledging and clawback policies

Attract and retain highly qualified talent

Target NEO compensation opportunities to be competitive for similarly situated executives in our peer group

Provide a significant portion of NEO compensation in the form of LTI awards that vest or are earned over multiple years

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PRINCIPAL ELEMENTS OF COMPENSATION

Since 2024, our executive compensation program has included the following components:

Pay Elements	Form	Description
Base Salary	Cash (fixed)	Fixed cash payment for performing day-to-day responsibilities Critical in attracting and retaining qualified personnel
Annual Cash Bonus	Cash (variable)	Competitive annual incentive opportunity for achieving short-term financial goals and strategic objectives measured within the current year
LTI Awards	Equity (variable)

Restricted Shares with time-based vesting restrictions that provide immediate retention value and direct alignment with stockholders by encouraging long-term share ownership

PSUs with vesting tied to both absolute financial performance as well as relative stock price performance among the Company’s peer group over a three-year performance period.

OUR PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE

Our Board is responsible for making decisions about the compensation of our NEOs. The purpose of its Compensation Committee, which is composed solely of independent directors, is to assist the Board in discharging this responsibility by, among other things:

❖	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
❖

Reviewing and discussing with management the relationship between the Company’s compensation policies and practices, including the extent to which those policies and practices create risks for the Company;

❖

Reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level;

❖	Reviewing the performance evaluations of all other members of executive management (the CEO is responsible for preparing the performance evaluations of the non-CEO executive officers);
❖

Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of the CEO and other members of executive management; and

❖	Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

The Committee works closely with management and the Committee’s independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

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THE ROLE OF MANAGEMENT

The CEO, who may attend part of certain Committee meetings at the Committee’s request but is not present when the Committee makes determinations regarding his compensation, assists the Committee in determining the compensation of all NEOs other than himself. Input provided by our CEO includes:

❖	Recommending any annual merit increases to the base salaries of the other NEOs;
❖	Recommending Company financial and strategic performance objectives applicable to the bonuses of the other NEOs and assisting the Committee with evaluating the Company’s performance against such objectives; and
❖	Recommending bonus payments and any LTI awards for other NEOs.

The other NEOs do not have a role in determining their own compensation.

THE ROLE OF THE INDEPENDENT CONSULTANT

In furtherance of the Committee’s responsibility, the Committee engages an independent consultant to assist the Committee in evaluating our executive compensation program. Meridian Compensation Partners (“Meridian”) served as an independent consultant to the Committee from 2020 until July 2025 when the Committee engaged Korn Ferry (US)(“Korn Ferry”) to serve as its independent consultant going forward. The independent consultant reports directly and exclusively to the Committee. In 2025, each of Meridian and Korn Ferry separately provided the Committee competitive marketplace compensation data for executives and directors and commented on the competitiveness and reasonableness of our executive and director compensation programs, as well as trends and developments impacting executive pay. The Committee regularly reviews the services provided by its outside consultants and based on the information provided by each consultant, determined that they were independent in providing executive compensation consulting services.

THE ROLE OF PEER GROUPS AND MARKET DATA

Providing a competitive pay package is critical to attracting and retaining experienced talent. In order to help ensure pay levels are competitive, we consider external survey data and data from peer group compensation disclosures as important market reference points to assist well-informed compensation decisions.

The Committee periodically reviews the appropriateness of our pay posture in light of Company and individual performance, as well as other factors specific to individual executives (such as tenure and internal equity concerns). No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our NEOs.

For 2025 NEO compensation decisions, the Committee considered market data provided by Meridian that reflected compensation for a peer group of 10 publicly traded firms operating exclusively in the engineering and construction sector or other related sectors. While we have very few direct “peers” in the market, the companies in this group were identified in consultation with Meridian as potential public company competitors for talent with businesses in the construction and engineering sector. Each of the 10 companies included in the 2025 peer group compensation review is listed below. These same peers will be used for purposes of measuring relative TSR for the PSUs that were awarded in March 2025.

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2025 COMPENSATION AND TSR PERFORMANCE PEER GROUP
Company Name	Industry Focus
Construction Partners, Inc.	Construction & Engineering
Dycom Industries, Inc.	Construction & Engineering
Granite Construction Incorporated	Construction & Engineering
Great Lakes Dredge & Dock	Construction & Engineering
IES Holdings, Inc.	Construction & Engineering
Matrix Service Company	Construction & Engineering
MYR Group	Construction & Engineering
Primoris Services Corporation	Construction & Engineering
Southland Holdings	Construction & Engineering
Sterling Infrastructure, Inc.	Construction & Engineering

Every year, the Committee reviews the composition of the peer group to determine continued applicability. As a result of advice provided by Korn Ferry and their review of our peer group, which occurred in late 2025, the Compensation Committee decided to adopt a new approach by using one peer group for purposes of compensation benchmarking and a different peer group for purposes of determining relative Company financial performance.

In October 2025, Korn Ferry recommended, and the Committee approved, a slightly broader compensation benchmarking peer group consisting of 14 companies (including the original 10 companies, plus four new smaller peers) exclusively in the engineering and construction industry that we consider to be more direct competitors for talent and closer in financial size to the Company. Korn Ferry advised that the addition of these four smaller peers would help provide a critical mass of 12-16 peers, while at the same time helping to mitigate volatility within the peer group and provide more balance from a revenue-size perspective. Beginning in March 2026, this new peer group, appearing in the following table, will be used to benchmark the compensation levels and programs for the Company’s executive officers and the Board. Any peer group company which is no longer listed on a nationally recognized stock exchange will be removed from the peer group.

2026 COMPENSATION PEER GROUP
Company Name	Industry Focus
Argan Inc.	Construction & Engineering
Concrete Pumping Holdings, Inc.	Construction & Engineering
Construction Partners, Inc.	Construction & Engineering
Dycom Industries, Inc.	Construction & Engineering
Granite Construction Incorporated	Construction & Engineering
Great Lakes Dredge & Dock Corporation	Construction & Engineering
IES Holdings, Inc.	Construction & Engineering
Limbach Holdings, Inc.	Construction & Engineering
Matrix Service Company	Construction & Engineering
MYR Group	Construction & Engineering
NWPX Infrastructure, Inc.	Construction & Engineering
Primoris Services Corporation	Construction & Engineering
Southland Holdings	Construction & Engineering
Sterling Infrastructure, Inc.	Construction & Engineering

In March 2026, the Committee approved the S&P 1500 Construction Index to serve as the

2026 Proxy Statement │ 42

performance peer group for purposes of measuring relative financial performance applicable to the PSUs granted to the NEOs in March 2026.

2025 executive compensation program in detail

Base Salary

Our primary objective with respect to the base salary levels of our NEOs is to provide sufficient fixed cash income to attract and retain these experienced and valuable executives in a competitive market for executive talent. The base salaries of our NEOs are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure and performance of the officers, and the base salaries of the officers relative to one another.

Following its review and in light of economic conditions, peer group and industry data provided by Meridian and each of Mr. Boone’s and Mr. Earle’s respective tenure and performance with the Company, the Committee increased their base salaries effective April 2025, as set forth in the table below. The Committee elected to establish a base salary of $450,000 for Ms. Vasquez, which the Committee determined to be competitive for a similarly situated Chief Financial Officer in the current market. `

NEO	April 2024 Annualized Base Salary	April 2025 Annualized Base Salary
Mr. Boone	$800,000	$840,000
Ms. Vasquez	$ -	$450,000
Mr. Earle	$410,000	$435,000
Mr. Thanisch	$450,000	$450,000

Annual Cash Incentives Overview

Annual cash incentive opportunities for Messrs. Boone, Earle, and Thanisch, and Ms. Vasquez, during 2025 were provided through our NEO Bonus Plan (“NBP”), as described below.

NEO Bonus Plan Design

Under the NBP, annual target incentive opportunities are expressed as a percentage of base salary and are established by the Committee based on the NEO’s level of responsibility and the ability to impact overall results. Our NEOs may earn between 0% and 200% of their target annual incentive opportunity contingent upon achievement of specific financial and strategic goals, as shown:

Corporate Financial Performance (Adjusted EBITDA – 50% and Revenues – 30%) Overall Weighted 80%	+	Strategic Goal Achievement Weighted 20%	=	Earned Bonus

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2025 Goals And Achievement

Our 2025 NBP included a mix of Company financial and strategic goals.

Financial Goals and Performance (80% weight)

	Performance Goals			Actual	Percent of Target Earned
Category	Threshold	Target	Maximum
Adjusted EBITDA ($MM)	$43.0	$46.5	$69.7	$45.2	81.4%
Revenues ($MM)	$820	$866	$930	$852	84.8%

Strategic Goal Achievement (20% weight)

The Committee evaluated strategic goal achievement based upon the accomplishments described below. Following its review, in March 2026 the Committee determined that the NEOs had earned the strategic component of the 2025 NBP at the maximum level (200%).

Strategic Goals and Accomplishments

Build backlog: Government shutdown and market uncertainty caused major projects to push to the right resulting in a temporary reduction in backlog, but our opportunity pipeline and win rate for 2025 increased relative to 2024 setting up the Company for growth in 2026.

Improve forecasting: Reported annual revenues, adjusted EBITDA and capital expenditures for 2025 were consistent with budget and within guidance ranges; budget for 2026 was approved by the Board in November 2025.

Present strategic plan: Board approved the Company’s long term strategic plan as presented by management in August 2025.

Improved safety performance/culture: Reduced TRIR 25% from 0.64 in 2024 to 0.48 in 2025; increased total safety observations by 107% from 11,400 in 2024 to 23,620 in 2025; and increased jobsite inspections by 22% from 1,289 in 2024 to 1,570 in 2025.

Award Determination For 2025 Performance

The table below provides a summary of how the financial and strategic performance assessments combined to produce individual bonus payouts for each of our NEOs.

Executive	Approved Payout Factor	Target Bonus	Approved Bonus

Mr. Boone	106.1%	$840,000	$891,240
Ms. Vasquez(1)	106.1%	$177,534	$188,364
Mr. Earle	106.1%	$261,000	$276,921
Mr. Thanisch(2)	- %	$337,500	$ -
(1)	The target bonus and approved bonus for Ms. Vasquez were pro rated based on her actual employment period with the Company in 2025 from June 23, 2025 to December 31, 2025.
(2)	Pursuant to the terms of his Employment Agreement, Mr. Thanisch did not earn a 2025 bonus as a result of his departure from the Company in July 2025.

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Long-Term Equity Incentives

Consistent with the Company’s compensation philosophy, the Committee believes that LTI awards should promote improvements to stockholder value and strongly align the interests of our NEOs with those of our stockholders. Specifically, NEOs should hold a meaningful amount of unvested equity, which not only aligns their long-term interests with those of our stockholders, but also serves as an effective retention tool.

In March 2025, the Committee established a target LTI award value for each of our executive officers at the time, which values were consistent with each officer’s 2024 target LTI value.  Each executive officer was then granted equity awards, with 40% of the target value delivered in Restricted Shares that vest ratably over three years and 60% of the target value delivered in PSUs that cliff vest at the end of a three-year performance period. Between 0% and 200% of the 2025 PSUs may be earned based upon Company performance over the performance period ending December 31, 2027, with 50% tied to absolute Adjusted EBITDA performance and 50% tied to relative total shareholder return among the Company’s peer group.

Ms. Vasquez’s new hire LTI grant was made upon her hiring in June 2025.  Her sign-on award consisted of time-based Restricted Shares with a grant date value of $250,000 that vest in equal annual tranches over a period of three years. This sign-on award was intended to partially compensate Ms. Vasquez for the unvested equity from her prior employer that she forfeited when she joined the Company.

2025 Performance Unit (PSU) Design
Absolute Adjusted EBITDA (50% Weight)	Relative Total Shareholder Return (50% Weight)
¾
Shares may be earned at the end of three years based upon achievement of a pre-established target level of adjusted EBITDA for fiscal year 2027.
¾
The Compensation Committee chose adjusted EBITDA as a performance measure due to the importance of profitable growth to our business strategy, and its importance as a long-term measure of value creation.
¾
Adjusted EBITDA as a performance measure is calculated consistent with our public disclosures.

¾
Shares may be earned at the end of three years based upon total shareholder return over the period relative to that of other companies in our 2025 Compensation and TSR Performance peer group.
¾
The Compensation Committee chose relative total shareholder return as a performance measure for the 2025 PSU awards to enhance shareholder alignment and to emphasize the importance of growing shareholder value relative to our peers.

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2025 Long-Term Incentive Award Grants And Vestings

The table below shows the long-term incentive awards granted in 2025 to each of our NEOs.

NEO	PSUs	Time-Based	Total Grant Value (3)
	(#) (1)	Restricted Shares(2)
		(#)
Mr. Boone	175,844	117,229	$1,951,280
Ms. Vasquez	-	28,637	$253,724
Mr. Earle	53,286	35,524	$591,297
Mr. Thanish (4)	63,943	42,629	$709,557
(1)	PSUs are listed at target and cliff vest at the end of three years based 50% on Adjusted EBITDA in 2027 and 50% on Relative Total Shareholder Return over the three-year performance period. The number of shares of common stock that may ultimately be issued upon settlement of the PSUs ranges from 0% to 200% of the target award.
(2)	The time-based Restricted Shares of Messrs. Boone and Earle vest ratably over three years on April 1, 2026; April 1, 2027 and April 1, 2028. The time-based Restricted Shares of Ms. Vasquez vest ratably over three years on June 24, 2026, June 24, 2027 and June 24, 2028.
(3)	Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. See the Summary Compensation Table for more information on how these values are determined
(4)	Pursuant to his Employment Agreement, Mr. Thanisch’s 2025 Restricted Shares and PSU grants were forfeited in full on July 1, 2025, as a result of his departure from the Company.

The table below shows the long-term incentive awards granted in prior years to each of the NEOs that vested or were otherwise earned in 2025.

NEO	PSUs	Time-Based
	(#)	Restricted Stock(2)
(#)
Mr. Boone	241,636(1)	175,465(2)
Ms. Vasquez	-	-
Mr. Earle	-	20,534(3)
Mr. Thanish	-(4)	53,370(5)
(1)	Mr. Boone was granted 241,636 PSUs in 2023 that cliff vested at the end of three years based 25% on absolute stock price performance (60,409 PSUs) and 75% on absolute ROIC performance (181,227 PSUs). The Compensation Committee determined at its meeting held March 3, 2026 that the performance conditions had been satisfied at target resulting in the 241,636 PSUs being earned in full and paid out in an equal number of shares of common stock.
(2)	Mr. Boone was granted 446,097 time-based Restricted Shares in 2022, and 80,302 time-based Restricted Shares in 2024 that vest ratably over three years. In 2025, 148,697 of his Restricted Shares from 2022 vested and 26,768 of his Restricted Shares from 2024 vested.
(3)	Mr. Earle was granted 61,602 time-based Restricted Shares in 2023 that vest ratably over three years. In 2025, 20,534 of his Restricted Shares from 2023 vested.
(4)	Mr. Thanisch was granted 87,273 PSUs in 2023 that were scheduled to cliff vest at the end of three years based 25% on absolute stock price performance and 75% on absolute ROIC performance. Pursuant to his Employment Agreement, all of these PSUs were forfeited on July 1, 2025 when Mr. Thanisch departed the Company.

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(5)	Mr. Thanisch was granted 130,909 Restricted Shares on September 12, 2022 and 29,201 Restricted Shares on March 20, 2024, each of which was scheduled to vest ratably over three years. On March 20, 2025, 9,734 of his Restricted Shares granted in 2024 vested. In connection with his departure from the Company on July 1, 2025, all of his then-unvested equity awards were forfeited, except for his remaining unvested equity awards that were scheduled to vest on or prior to September 12, 2025, which he retained pursuant to the terms of his Separation and General Release Agreement dated June 30, 2025 (“Separation and General Release Agreement”). Accordingly, on September 12, 2025, 43,636 of his Restricted Shares granted in 2022 vested.

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Requirements

To further enhance our executives’ and directors’ focus on stockholder alignment, our executive compensation program includes stock ownership requirements for our NEOs and our directors. The required ownership levels are expressed as a multiple of annual base salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below:

Covered Position	Stock Ownership Requirement (Minimum Value)
CEO	3.0x
CFO	2.0x
Other NEOs	1.5x
Directors	3.0x

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested Restricted Shares, and the in-the-money value of unexercised stock options. Directors and NEOs have five years from the date first subject to these guidelines to comply with the applicable minimum ownership requirement. As of December 31, 2025, each of our non-employee directors and executive officers was in compliance with these ownership guidelines or otherwise within the five-year initial grace period.

Benefits

Each NEO is eligible to participate in the same benefit plans and programs that are available to our other salaried employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. Our 401(k) plan provides that we match 100% on the first 3% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. Under our Employee Stock Purchase Plan, participants have the opportunity to purchase shares of the Company at a 15% discount to the lower of the price of the Company’s shares on the start date or end date of a six-month measurement period.

Each of our NEOs is also eligible to participate in our Medical Expense Reimbursement Plan, which reimburses our NEOs and other senior management for qualifying expenses that are not otherwise covered by our standard health insurance or health care plans. We do not offer any other supplemental benefits or perquisites for our NEOs that are not generally available to other salaried employees in the organization, except for auto allowances, which are provided to a number of our personnel. We believe providing our NEOs with an auto allowance and reimbursing their qualifying medical expenses meet a legitimate business need and are competitively appropriate.

We do not own any interest in or lease any aircraft, nor do we pay or reimburse any country club memberships, nor do we provide any retirement benefits beyond what is generally available to all employees. However, the Committee in its discretion may revise, amend, or add to the

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officers’ executive benefits and perquisites as it deems advisable.

The Committee reviews the overall cost to us of our benefit programs generally on an annual basis or when changes are proposed. The Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the NEOs.

INSIDER TRADING POLICY

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Company securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.  Furthermore, our established policies prohibit (i) trading in the securities of other companies about which an individual has obtained or received material nonpublic information by virtue of his/her relationship with our Company; and (ii) communicating any such material nonpublic information (of Orion or another company with which Orion does business) to others who may trade on or while in possession of such information. These policies apply equally to transactions by the Company itself in its own securities.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

The Compensation Committee, with the assistance of the Committee’s compensation consultant, has assessed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

As of the Record Date, each of Messrs. Boone and Earle was party to an employment agreement with the Company that includes a fixed term that expires in September 2026. Each of the employment agreements provides severance benefits in the event of certain qualifying termination events, as described below. Based on the advice of the Compensation Committee’s consultant and evolving industry practice, the Compensation Committee elected in June 2025 not to provide Ms. Vasquez with an employment agreement.

POST-EMPLOYMENT COMPENSATION

Under their employment agreements, Messrs. Boone and Earle are entitled to certain severance benefits in the case of a qualifying termination. Ms. Vasquez is also entitled to severance benefits in the case of a qualifying termination under her offer letter. Severance payments following a change in control are subject to a double trigger and we do not provide excise tax gross-up payments.

Absent a change in control, in the event of a resignation for “good reason” or a termination without “cause” (as such terms are defined in the agreement or offer letter), each of Messrs. Boone and Earle and Ms. Vasquez is entitled to continued payment of their respective base salary at the time for one year after termination and a lump sum payment equal to any earned but unpaid bonus with respect to the Company’s most recently completed fiscal year. Following a change in control, in the event a resignation for “good reason” or a termination

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without “cause,” each of Messrs. Boone and Earle and Ms. Vasquez is entitled to receive a lump sum payment equivalent to a multiple of their respective base salary and a multiple of the most recent bonus awarded (a “Change-in-Control Severance Payment”). In the case of Messrs. Boone and Earle and Ms. Vasquez, each of their respective employment agreements or offer letters provide for a Change-in-Control Severance payment equal to 36 months of salary and 3.0 times the bonus paid to Mr. Boone or Mr. Earle (2.5 times in the case of Ms. Vasquez), as applicable, for the most recently completed fiscal year prior to his termination date. With respect to unvested equity, upon termination, all unvested Restricted Shares and PSUs lapse according to the terms of our long-term incentive plan.

The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, to ease any transition between executive officers and to ensure that executives remain focused on the best interests of stockholders — particularly in the context of any potential transaction. The Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Equity grant practices

Our Compensation Committee typically meets during the first quarter following the end of each calendar year to review the performance of the Company and the executives of the Company. At these meetings, all compensation decisions are made, including decisions regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of annual incentive payments and equity awards. To the extent the Compensation Committee approves new equity-based awards for employees (including NEOs) during the first fiscal quarter of a year, the grant date of such awards is typically in March. Our Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, nor does the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In an effort to minimize the impact of stock price volatility on equity award grants, the Compensation Committee uses a ten-day average closing stock price for purposes of calculating equity award grant amounts for employees (including NEOs). The Company currently does not grant stock options.

TAX DEDUCTIBILITY OF COMPENSATION

The Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. However, the Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

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COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee of the Board of Directors

Quentin P. Smith, Jr. (Chair)

Michael J. Caliel

Margaret M. Foran

Robert S. Ledford

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EXECUTIVE COMPENSATION

The table below sets forth information regarding compensation earned by, awarded to, or paid to anyone who served as a NEO of the Company during 2025.

Summary Compensation Table

Name	Year	Salary (1)	Bonuses	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Travis J. Boone	2025	$840,000	$-	$1,951,280	$891,240	$46,640	$3,729,160
President & CEO	2024	$800,000	$-	$2,031,236	$688,516	$88,880	$3,608,632
	2023	$750,000	$-	$650,000	$750,000	$277,710	$2,427,710
Alison G. Vasquez	2025	$225,000	$50,000	$253,724	$188,364	$23,250	$740,338
EVP & CFO
E. Chipman Earle	2025	$435,000	$50,000	$591,297	$276,921	$46,640	$1,399,858
EVP, CCO, CAO, GC & Corporate Secretary	2024	$410,000	$-	$463,658	$204,339	$46,201	$1,124,198
	2023	$31,538	$-	$300,000	$-	$2,581	$334,119
G. Scott Thanisch	2025	$251,538	$-	$709,557	$-	$239,443	$1,200,538
EVP, CFO & Treasurer,	2024	$450,000	$-	$738,631	$236,250	$78,899	$1,503,780
	2023	$425,000	$-	$240,000	$318,750	$97,429	$1,081,179

(1) Salary paid during each respective year. Ms. Vasquez was employed beginning June 23, 2025. Mr. Earle was employed beginning November 27, 2023.

(2) Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. Includes both our time-based Restricted Shares and our PSUs. We value our Restricted Shares and the Adjusted EBITDA Target portion of our PSUs at the closing price of a share of our common stock on the grant date. The Relative TSR portion of the award is valued using a Monte Carlo simulation model. For more information on how we value our equity awards, please see Note 14 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For more information on the equity awards granted during fiscal 2025, please see the next table (“Grants of Plan Based Awards”).

(3) For information regarding the NBP for fiscal 2025, please see the discussion entitled “2025 Executive Compensation Program in Detail – Annual Cash Incentives Overview” in the Compensation Discussion and Analysis section of this proxy statement.

(4) The amounts reported in the “All Other Compensation” column for 2025 for each NEO include: (i) an automobile allowance of $15,000 for Mr. Boone, $7,500 for Ms. Vasquez, $15,000 for Mr. Earle, and $15,115 for Mr. Thanisch; (ii) the Company’s matching contributions under the 401(k) Plan of $14,000 for Mr. Boone, $7,269 for Ms. Vasquez, $14,000 for Mr. Earle, and $9,485 for Mr. Thanisch; and (iii) Company-paid monthly premiums of $1,470 for a medical expense reimbursement plan totaling $17,640 for Mr. Boone, $8,481 for Ms. Vasquez, $17,640 for Mr. Earle, and $10,516 for Mr. Thanisch. In addition, Mr. Thanisch received severance payments of $204,327 in connection with his separation from employment effective July 1, 2025.

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Grants of Plan Based Awards

The table below provides additional information regarding equity and non-equity incentive plan awards granted to our NEOs during the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Value of Stock and Option Awards(4)
								(#)	($)
Name and	Grant Date	Threshold ($)	Target	Maximum	Threshold	Target	Maximum (#)
Type of Grant			($)	($)	(#)	(#)
Travis J. Boone
Annual Cash Incentive	─	$420,000	$840,000	$1,680,000	─	─	─	─	─
Restricted Shares	3/20/2025	─	─	─	─	─	─	117,229	$690,479
PSUs	3/20/2025	─	─	─	87,922	175,844	351,688	─	$1,260,801
Alison G. Vasquez (2)
Annual Cash Incentive	─	$88,767	$177,534	$355,068	─	─	─	─	─
Restricted Shares	6/23/2025	─	─	─	─	─	─	28,637	$253,724
E. Chipman Earle
Annual Cash Incentive	─	$130,500	$261,000	$522,000	─	─	─	─	─
Restricted Shares	3/20/2025	─	─	─	─	─	─	35,524	$209,236
PSUs	3/20/2025	─	─	─	26,643	53,286	106,572	─	$382,061
G. Scott Thanisch(3)
Annual Cash Incentive	─	$168,750	$337,500	$675,000	─	─	─	─	─
Restricted Shares	3/20/2025	─	─	─	─	─	─	42,629	$251,085
PSUs	3/20/2025	─	─	─	31,972	63,943	127,886	─	$458,472

(1)	Represents the threshold, target and maximum possible awards that could be earned by each NEO under our NBP for fiscal 2025 performance. The actual amount paid to each NEO under the NBP for 2025 performance is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”
(2)	Ms. Vasquez commenced employment with the Company on June 23, 2025. Accordingly, the threshold, target and maximum amounts shown for her Non-Equity Incentive Plan Awards opportunity reflect a prorated incentive opportunity for fiscal year 2025.
(3)	Mr. Thanisch’s employment with the Company ended on July 1, 2025. As a result, he did not earn or receive an annual cash incentive award for fiscal year 2025, and the equity awards granted to him in fiscal year 2025 shown in this table were forfeited in full in accordance with their terms and his Employment Agreement.
(4)	Represents the grant date fair value of our equity awards, as determined under ASC Topic 718. PSUs are included at target.

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Outstanding Equity Awards at Fiscal Year End 2025

The following table reflects all outstanding equity awards held by our NEOs as of the year ended December 31, 2025:

		Stock Awards
		All Other Stock Awards(1)		Equity Incentive Plan Awards(2)
NEO(3)	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested(4)
		(#)	($)	(#)	($)

Travis J. Boone	3/29/2023			241,636	$2,401,862
	3/20/2024	53,534	$532,128	120,453	$1,197,303
	3/20/2025	117,229	$1,165,256	175,844	$1,747,889

Alison G. Vasquez	6/23/2025	28,637	$284,652

E. Chipman Earle	11/27/2023	20,533	$204,098
	3/20/2024			41,068	$408,216
	3/20/2025	35,524	$353,109	53,286	$529,663

(1)	The 2023 restricted stock grant to Mr. Earle, the 2024 restricted stock grant to Mr. Boone and the 2025 restricted stock grants to Mr. Boone, Ms. Vasquez and Mr. Earle represent time-based restricted stock, one-third of which, subject to the holder’s continued employment, vests on the first, second and third anniversaries of the grant date.
(2)	The 2023 PSU grant to Mr. Boone, the 2024 PSU grants to Mr. Boone and Mr. Earle and the 2025 PSU grants to Mr. Boone and Mr. Earle represent PSUs that cliff vest on the third anniversary of the grant date, subject to satisfaction of specified performance conditions and the holder’s continued employment. The equity incentive plan awards are included at target.
(3)	In connection with his departure from the Company in July 2025, Mr. Thanisch’s equity awards either vested in September 2025 or were forfeited resulting in no outstanding equity awards for Mr. Thanisch as of December 31, 2025.
(4)	Based on the $9.94 closing price of a share of our common stock on the last trading day of the 2025 fiscal year.

STOCK VESTED IN FISCAL YEAR ENDED 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting (*)
	(#)		($)
Travis J. Boone	175,465	(1)	$1,161,368
E. Chipman Earle	20,534	(2)	$205,340
G. Scott Thanisch	53,370	(3)	$385,912
* Determined based on the closing price of a share of our common stock on the vesting date (or, if the vesting date is not a trading day, the closing price on the next trading day).

(1)	Represents the March 20, 2025 vesting of one-third of the March 20, 2024 restricted stock grant and the August 15, 2025 vesting of one-third of the August 15, 2022 restricted share grant.
(2)	Represents the November 27, 2025 vesting of one-third of the November 27, 2023 restricted share grant.
(3)	Represents the March 20, 2025 vesting of one-third of the March 20, 2024 restricted stock grant and the September 12, 2025 vesting of one-third of the September 12, 2022 restricted share grant.

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CEO PAY RATIO DISCLOSURE

We determined that the 2025 annual total compensation of the median compensated employee who was employed as of December 31, 2025, other than our CEO, Travis J. Boone, was $74,579. Mr. Boone’s 2025 annual total executive compensation as reported in the Summary Compensation Table totaled $3,729,160 and the ratio of these amounts was 50 to 1. As of December 31, 2025, we had a total of 2,097 employees, including temporary employees and independent contractors paid by third parties but excluding Mr. Boone.

To identify the median employee compensation, we used a consistently applied compensation measure (“CACM”) of base salary plus overtime, bonuses, and auto allowance for fiscal 2025, annualizing the CACM for those employees hired during 2025.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay-Versus-Performance

 The following table presents certain information regarding compensation paid to the Company’s CEO and other NEOs, and certain measures of financial performance, for the five years ended December 31, 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

In this table, executive pay is presented in two ways: (1) total compensation as disclosed in the Summary Compensation Table (“SCT”) for the relevant year and (2) “compensation actually paid” (“CAP”) for the same year, calculated as required by SEC rules, which is intended to, among other things, adjust SCT totals to capture year-over-year changes in the value of unvested equity awards that are outstanding at the end of that year or vest during that year.

A description of the relationship between executive pay and certain performance metrics are located below the table.

For further information regarding our pay-for-performance philosophy and how we align executive compensation with our performance, please see “Compensation, Discussion and Analysis.”

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Pay for Performance Table

	Current PEO (1)		Former PEO (2)		Former PEO (3)		All Other NEOs (4)		Value of Initial Fixed $100 Investment Based on	Value of Initial Fixed $100 Investment Based on
									Company TSR	Peer Group TSR
Year	SCT Total (5)($)	CAP (6)($)	SCT Total (5)($)	CAP (6)($)	SCT Total (5)($)	CAP (6)($)	Average SCT Total (5)($)	Average CAP	(7)($)	(8)(9)($)	Net Income (loss)	Adjusted EBITDA
								(6)($)			($ millions)	($ millions)
2025	$3,729,160	$6,182,836	$-	$-	$-	$-	$1,113,578	$742,973	$200	$387	$2	$45
2024	$3,608,632	$4,320,860	$-	$-	$-	$-	$1,313,989	$1,395,165	$148	$267	$(2)	$42
2023	$2,427,710	$3,887,375	$-	$-	$-	$-	$678,526	$834,938	$100	$163	$(18)	$24
2022	$1,416,346	$1,278,057	$1,685,385	$1,575,347	$817,354	$(514,264)	$523,386	$390,689	$48	$104	$(13)	$23
2021	$-	$-	$-	$-	$2,032,150	$2,155,691	$936,557	$561,013	$76	$118	$(15)	$17

(1) Current PEO refers to Travis J. Boone, who was appointed as our President and CEO as of September 12, 2022.

(2) Refers to Austin J. Shanfelter, who served as Interim Chief Executive Officer and Interim Chief Financial Officer from April 6, 2022 to September 12, 2022.

(3) Refers to Mark R. Stauffer, who served as President and CEO during 2021 and through April 6, 2022.

(4) All Other NEOs refers to all named executive officers, other than the PEO or former PEOs, who were designated as such under the SEC’s executive compensation disclosure rules based on their position and the compensation paid to them during the relevant year shown in the chart. All Other NEOs for each year consists of the following officers: for 2025 Ms. Vasquez and Messrs. Thanisch and Earle, for 2024 Messrs. Thanisch and Earle, for 2023, Messrs. Buchler, Earle and Thanisch, for 2022, Mr. Thanisch and Mr. Buchler and for 2021, Mr. Tabb and Mr. Buchler.

(5) The totals in these columns reflect amounts (or averages) reported in our Summary Compensation Table for the applicable year.

(6) The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” as computed in accordance with Item 402(v) of Regulation S-K. To calculate CAP, the corresponding SCT total was adjusted as detailed below as required by SEC rules. For a reconciliation of SCT to CAP, please see the next two tables.

(7)Reflects the cumulative shareholder return over the relevant measurement period, computed in accordance with SEC rules, assuming an investment of $100 in our common stock at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the earliest fiscal year in the table and the measurement end point of the closing price of our common stock on the last trading day of the fiscal year in the table. With respect to the measurement period reflected in the table, the closing price of our common stock on December 31, 2020 was $4.96, on December 31, 2021 was $3.77, on December 31, 2022 was $2.38, on December 31, 2023 was $4.94, on December 31, 2024 was $7.33 and on December 31, 2025 was $9.94.

(8)“Peer Group TSR” reflects the cumulative total shareholder return of the Company’s compensation peer group as approved by the Compensation Committee for 2025. Because this peer group is not a published industry or line-of-business index, the returns of each component issuer have been weighted according to the issuer’s stock market capitalization at the beginning of each period for which a return is indicated. The peer group used to calculate “Peer Group TSR” did not change from the peer group used in the immediately preceding fiscal year’s Pay Versus Performance disclosure.

(9)For informational purposes only, if the Company had used the S&P 1500 Construction Index as the peer group, the cumulative total shareholder return for that index over the same measurement period would have been 334%. This index TSR is provided as supplemental information and was not used to calculate the “Peer Group TSR” presented in the table.

To calculate the amounts in the “Compensation Actually Paid to PEO” columns in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

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SCT to CAP Reconciliation — PEOs (A)
		Adjust Value of			Adjust for Incremental Increase/(Decrease)
		Current Year’s Equity Grant			in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2025	$3,729,160	$(1,951,280)	$3,251,645	$-	$1,278,101	$(124,790)	$-	$6,182,836
2024	$3,608,632	$(2,031,236)	$1,471,534	$-	$932,896	$339,034	$-	$4,320,860
2023	$2,427,710	$(650,000)	$1,193,682	$-	$761,334	$154,649	$-	$3,887,375
2022 (A)	$1,416,346	$(1,200,000)	$1,061,711	$-	$-	$-	$-	$1,278,057
2022(B)	$1,685,385	$(1,200,000)	$597,132	$492,830	$-	$-	$-	$1,575,347
2022 (C)	$817,354	$-	$-	$-	$-	$(195,713)	$(1,135,905)	$(514,264)
2021	$2,032,150	$(1,322,200)	$1,122,966	$423,613	$(235,726)	$134,888	$-	$2,155,691

(1)	Represents the grant date fair value of the equity awards to our PEOs, as reported in the Summary Compensation Table.

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

SCT to CAP Reconciliation — Average of All Other NEOs (A)
		Adjust Value of			Adjust for Incremental Increase/(Decrease)
		Current Year’s Equity Grant			in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2025	$1,113,578	$(518,193)	$423,333	$-	$75,564	$16,512	$(367,822)	$742,973
2024	$1,313,989	$(601,145)	$418,067	$-	$205,511	$58,743	$-	$1,395,165
2023	$678,526	$(180,000)	$245,148	$-	$83,574	$45,770	$(38,080)	$834,938
2022	$523,386	$(255,000)	$155,782	$75,000	$(75,370)	$(33,110)	$-	$390,689
2021	$936,557	$(540,900)	$199,727	$141,206	$(41,946)	$41,202	$(174,833)	$561,013

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

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Relationship Between Compensation Actually Paid and Company Performance

The graphs below show the relationship between the CAP amounts for our PEO and the average CAP amounts for our other NEOs for the referenced years, as compared to (1) our cumulative TSR, (2) the cumulative peer group TSR, (3) our net income, and (4) our adjusted EBITDA.

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Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in the event of:

(1) a change in control; and,

(2) termination of employment.

Employment Arrangements with Certain Officers

During the year ended December 31, 2025, we were party to employment agreements established with each of Messrs. Boone and Earle. Ms. Vasquez signed an offer letter in June 2025 that established her role and compensation and provides certain severance benefits, but she has not been offered an employment agreement.

Pursuant to the employment agreements of Messrs. Boone and Earle and the offer letter of Ms. Vasquez, a termination without cause or a termination for good reason on or after the Record Date would result in each officer being entitled to severance benefits in the form of salary continuation payments for a period of one year if the termination is not in connection with a change of control.

These agreements also provide for certain change of control benefits. Each officer is entitled to severance benefits in the form of salary continuation payments for a set period of time in the event of a resignation for good reason or a termination without cause, if the termination occurs within three months prior to, or within 12 months after, a change of control. Such period is three years for each of Messrs. Boone and Earle under their respective employment agreements and 2.5 years for Ms. Vasquez  under her offer letter. If necessary, the amount of the severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a parachute payment subject to a federal excise tax.

The agreements also include confidentiality provisions without a time limit, and non-solicitation and non-competition provisions that apply during the periods specified in the agreements.

For this purpose, the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

¾	A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total

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fair market value or total voting power of our stock. However, the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.
¾	A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion, or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
¾	A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition.

The agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he or she voluntarily terminates his or her employment for good reason (as defined below).

The term “cause” generally means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out or comply with any lawful directive of our Board of Directors consistent with the terms of the agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a reduction of the executive’s base salary without his or her consent; (b) a substantial reduction of his or her duties (without his or her consent) from those in effect as of the effective date of the agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the agreement.

The benefits payable to each Messrs. Boone and Earle and Ms. Vasquez in each circumstance are contained in the provisions of their respective employment agreements or offer letter. These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he or she will receive a continued level of compensation if his or her employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

Summary of Payments

The table below summarizes the benefits payable to each Messrs. Boone and Earle and Ms. Vasquez in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason, or employment is terminated by us for cause.

In all cases, the executive has the right to exercise vested stock options. Equity awards for which vesting has not occurred will be forfeited according to the provisions of the applicable Long-Term Incentive Plan.

The tables below assume that the terminations took place on and with salaries in effect on December 31, 2025, but are based upon the terms of Mr. Boone’s employment agreement dated

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September 27, 2023, Mr. Earle’s employment agreement dated March 20, 2024 and Ms. Vasquez’s offer letter dated May 24, 2025.

Travis J. Boone	Death	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period
	or		(change of control)
	Disability
Severance	$-	$840,000	$2,520,000
Annual Incentive	-	-	2,065,548
Car Allowance	-	15,000	45,000
Transitional Health Care Reimbursement	-	30,000	90,000
Unvested Restricted Shares and PSUs(1)	-	-	9,989,630
Total	$-	$885,000	$14,710,178

Alison G. Vasquez	Death	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period
	or		(change of control)
	Disability
Severance	$-	$450,000	$1,125,000
Annual Incentive	-	-	-
Car Allowance	-	15,000	37,500
Transitional Health Care Reimbursement	-	30,000	75,000
Unvested Restricted Shares and PSUs(1)	-	-	284,652
Total	$-	$495,000	$1,522,152

E. Chipman Earle	Death	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period
	or		(change of control)
	Disability
Severance	$-	$435,000	$1,305,000
Annual Incentive	-	-	613,017
Car Allowance	-	15,000	45,000
Transitional Health Care Reimbursement	-	30,000	90,000
Unvested Restricted Shares and PSUs(1)	-	-	2,432,964
Total	$-	$480,000	$4,485,981

(1) Based on the $9.94 closing price of a share of our common stock on the last trading day of the 2025 fiscal year.

Mr. Scott Thanisch ceased serving as the Executive Vice President, Chief Financial Officer and Treasurer on June 23, 2025 in circumstances that would constitute an involuntary termination without cause not during a protection period.  Pursuant to the terms of Mr. Thanisch’s Employment

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Agreement dated September 27, 2023, Mr. Thanisch forfeited his 2025 bonus and his 2025 equity award in full. Pursuant to the terms of his Separation and General Release Agreement dated June 30, 2025, Mr. Thanisch retained the remaining 43,636 unvested Restricted Shares from his September 12, 2022 Restricted Share award, which ultimately vested on September 12, 2025. The table below shows the severance received by Mr. Thanisch:

G. Scott Thanisch	Involuntary termination without cause or for good reason, not during a protection period

Severance	$450,000
Annual Incentive	-
Car Allowance	15,000
Transitional Health Care Reimbursement	30,000
Unvested Restricted Shares(1)	391,851
Total	$886,851

(1) Based on the $8.98 closing price of a share of our common stock on July 1, 2025, the last day of Mr. Thanisch’s employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has charged the Audit Committee to review all related party transactions as defined by SEC rules. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications, or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions.

Pursuant to the Company’s Codes of Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If the Company deems a transaction to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated the authority to review and approve all related party transactions to its Audit Committee. Since January 1, 2025, no related party transactions have taken place, and none are currently proposed.

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board consists of five non-employee directors, (i) each of whom the Board has affirmatively determined meets the independence criteria specified by the SEC and the requirements of NYSE listing standards for service on audit committees, and (ii) at least one member meets certain standards as an audit committee financial expert. Ms. Sullivan, Chair of the Audit Committee, meets the relevant standards as an audit committee financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Audit Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit Committee has reviewed and discussed with management, and the Company’s independent auditors, the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by the PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 16) – Communications with Audit Committees, as adopted by the PCAOB, and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Audit Fees” is compatible with maintaining their independence.

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Mary E. Sullivan, Chair

Thomas N. Amonett

Michael J. Caliel

Robert S. Ledford

Quentin P. Smith, Jr.

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Audit Fees

The following table sets forth the aggregate fees KPMG billed to the Company for the years ended December 31, 2024 and 2025.

		Audit		Audit
	2024	Percent Approved by Audit Committee	2025	Percent Approved by Audit Committee
Audit fees[1]	$ 1,771,300	100%	$ 1,575,000	100%
Audit-related fees[2]	345,000	100%	—	—
Tax fees[3]	314,762	100%	372,163	100%
All other fees[4]	95,131	100%	—	—
Total fees	$ 2,526,193	100%	$ 1,947,163	100%

[1]

Includes professional services for the audit of the Company’s annual financial statements; reviews of the Company’s quarterly financial statements; and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC.  Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2024 and December 31, 2025, as pre-approved by the Audit Committee.

[2]

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions, and consultation regarding generally accepted accounting principles.

[3]

Includes fees associated with tax compliance and tax consulting services.

[4]

Includes fees associated with real-time system implementation services.

Audit and Non-Audit Service Approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by our independent auditors.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent auditors and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit-related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. The Company has retained KPMG LLP since March 2020 to provide tax services. Prior to March 2020, the Company retained a different independent auditor to provide tax services.

Non-Audit Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The Audit Committee must pre-approve permitted non-audit services that do not fall within any of the specified prohibited categories of services, subject to the de minimis exception for non-audit services that are approved prior to the completion of the audit.

Procedures for Approval of Services

All requests for services that are to be provided by our independent auditors, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both our Chief Executive Officer and the Chair of the Audit Committee. Our

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Chief Financial Officer or our Chief Executive Officer have been delegated authority by the Audit Committee to approve certain services within pre-set limits. If there is any question as to whether a proposed service fits within management’s delegated authority, the Chair of the Audit Committee is consulted for a determination. Our Chief Financial Officer or our Chief Executive Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by our Chief Financial Officer or our Chief Executive Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

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amendment to the company’s 2022 long-term incentive plan

OVERVIEW

We are asking our stockholders to approve an amendment to the Company’s 2022 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance under the 2022 LTIP and expand the per person award limitations thereunder to apply to all Eligible Persons (as defined in the 2022 LTIP). Our 2022 LTIP was initially adopted by our Board of Directors on May 19, 2022, and approved by our stockholders at the 2022 Annual Meeting.  It was subsequently amended by Amendment No. 1 to the 2022 LTIP to increase the shares under the LTIP from 2,175,000 shares to 3,735,000 shares as approved by our Board on March 21, 2024 and our stockholders at our 2024 Annual Meeting. A summary of the LTIP Amendment is set forth below and the LTIP Amendment is incorporated by reference as Appendix B hereto.

REASONS FOR AMENDMENT

When the 2022 LTIP was adopted and approved, it was anticipated that the shares reserved for issuance under the 2022 LTIP would be sufficient to meet our needs for approximately three to four years. However, this projection did not contemplate our grant of equity awards in connection with a transition to a new leadership team, which occurred subsequent to adoption of the 2022 LTIP, as well as  prevailing economic drivers for the LTIP to remain a competitive component of our compensation program. Under the 2022 LTIP, the maximum number of shares of common stock authorized for issuance is currently set at 3,735,000 shares.

As of the Record Date, approximately 555,117 shares of our common stock remained available for grants under the 2022 LTIP, which (assuming a grant price of $10.39 per share, which is the closing price of our common stock as of the Record Date) is fewer than the number of shares of common stock that our Compensation Committee believes will be needed to make the planned, competitive long-term incentive grants over the coming year. Therefore, approval of the proposed amendment of the 2022 LTIP is needed to replenish the pool of shares available for the grant of stock-based compensation to continue our equity-based compensation program.

SUMMARY OF PROPOSED CHANGES

On March 26, 2026 our Board of Directors authorized, subject to stockholder approval, an amendment to the 2022 LTIP to increase the number of shares of common stock available for issuance under the 2022 LTIP by 2,000,000 shares and limit awards that may be granted to non-executive members of the Board of Directors to no more than 2,000,000 shares or $5 million in a single calendar year, including stock options and SARs.

If approved by the stockholders, the additional shares requested under the LTIP Amendment would result in potential dilution of approximately 4.7%. This additional potential dilution was calculated by dividing the requested increase of 2,000,000 shares to the 2022 LTIP pool by the sum of (i) the total number of shares available for issuance under the 2022 LTIP prior to its amendment, (ii) all unvested shares and unexercised stock options previously awarded and outstanding under the 2022 LTIP and any prior plan, and (iii) the total number of shares of outstanding common stock of the Company as of the Record Date. We expect that the additional 2,000,000 shares will allow us to continue making awards for a period of three or four years.

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Our Board recommends a vote for the proposed LTIP Amendment as it will enable our Compensation Committee to continue to grant equity awards at market competitive levels to our key employees and Board members, thereby preserving cash for other strategic uses while at the same time aligning the interests of our senior management and Board members with our stockholders.

TERMS OF 2022 LTIP

The principal features of the 2022 LTIP, as proposed to be amended, are summarized below.  The following summary does not purport to be a complete description of all the provisions of the 2022 LTIP.  It is qualified in its entirety by reference to the complete text of the amendment, as set forth in Appendix B, as well as the full text of the 2022 LTIP, which was filed as an exhibit to the Company’s Current Report on Form 8-K as filed with the SEC on May 24, 2022.

Shares Available.  The maximum aggregate number of shares of our common stock that may be reserved and available for delivery in connection with awards under the 2022 LTIP is 3,735,000 prior to the requested increase.  Of these, approximately 1,255,000 shares have been issued and approximately 1,925,000 are already reserved for issuance under outstanding awards, leaving only approximately 555,000 available for future awards as of the Record Date.

If the requested amendment to increase the number of shares available for issuance is approved, the total number of awards available for issuance under the 2022 LTIP will be 5,735,000 (the 2,000,000, plus the 3,735,000 maximum aggregate number of shares that may be reserved and available for delivery under the 2022 LTIP prior to the requested amendment).  Of these, approximately 1,255,000 shares have been issued and approximately 1,925,000 are reserved for issuance under outstanding awards, leaving approximately 2,555,000 available for future awards as of the Record Date, assuming the LTIP Amendment is approved.

If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable, due to cancellation, expiration, forfeiture, or settlement in cash, those shares of common stock will again be available for delivery under the 2022 LTIP to the extent allowable by law. Shares surrendered or withheld for taxes or to cover the exercise price of stock options or SARs will not be available again for issuance. The closing price of a share of our common stock on the Record Date, as quoted on the NYSE, was $10.39.

Limitations and Adjustments to Issuable Shares Issuable Through the Plan.  The 2022 LTIP limits the awards that may be granted to certain officers to no more than 2,000,000 shares or $5 million in a single calendar year, including stock options and SARs.  In addition, the maximum number of shares that may be issued upon the exercise of options intended to qualify as incentive stock options under Section 422 of the Code is 2,000,000 shares. The LTIP Amendment would extend the per person award limitations to apply equally to all Eligible Persons, including all members of the Board.

Eligibility.  Any individual who provides services to us, including non-employee directors and consultants, and is designated by the Compensation Committee to receive an award under the 2022 LTIP will be a “participant.” A participant will be eligible to receive an award pursuant to the terms of the 2022 LTIP as determined by and subject to any additional terms and conditions imposed by the Compensation Committee.

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Administration.  The 2022 LTIP is administered by the Compensation Committee of the Board of Directors. As required by the 2022 LTIP, all Compensation Committee members are “nonemployee directors” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee selects the eligible individuals who will receive awards, determining the type, amount, and any vesting requirements and other conditions of the award, although it may delegate that authority to appropriate personnel with respect to any participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has general authority to administer, interpret, and make all other decisions regarding the operation of the 2022 LTIP.

Terms of Options.  The Compensation Committee may grant options to Eligible Persons including (a) incentive stock options (only to our employees) that comply with Section 422 of the Code and (b) non-statutory options. The exercise price for an option must not be less than the greater of (a) the par value per share of common stock or (b) the fair market value per share as of the date of grant. Options may be exercised as the Compensation Committee determines but not later than 10 years from the date of grant. Any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must have an exercise price of at least 110% of the fair market value of the underlying shares at the time the option is granted and may not be exercised later than five years from the date of grant. Following grant, options cannot be re-priced without prior stockholder approval.

Terms of SARs.  SARs may be awarded in connection with or separate from an option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR. SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised, which option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable. SARs granted independently of an option will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and stock, as provided for by the Compensation Committee in the award agreement. Following grant, SARs cannot be re-priced without prior stockholder approval.

Restricted Stock Awards.  A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Except as otherwise provided under the terms of the 2022 LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). A restricted stock award that is subject to forfeiture restrictions may be forfeited upon termination of employment or services. Common stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, will be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made unless otherwise determined by the Compensation Committee.  However, in no case will dividends granted on restricted stock awards be paid before the award is earned.

Restricted Stock Units.  Restricted stock units (“RSUs”) are rights to receive common stock, cash, or a combination of both at the end of a specified period. RSUs may be subject to restrictions,

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including a risk of forfeiture, which may lapse based on achievement of performance goals or future service requirements, as specified in the award agreement. RSUs may be satisfied by common stock, cash or any combination thereof, as determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee in the award agreement or otherwise, RSUs subject to forfeiture restrictions will be forfeited upon termination of a participant's employment or services prior to the end of the specified period. The Compensation Committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units. However, in no case will dividend equivalents granted on RSU awards be paid before the award is earned.

Other Awards.  Participants may be granted, subject to applicable legal limitations and the terms of the 2022 LTIP and its purposes, other awards related to common stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the value of our common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such awards. Cash awards may be granted a separate award as an element of or a supplement to any awards permitted under the 2022 LTIP.

Performance Awards. The Compensation Committee may designate that certain awards granted under the 2022 LTIP constitute “performance” awards. A performance award is any award for which its grant, exercise, or settlement, is subject to one or more performance standards.

Our Compensation Committee has authority to use different targets from time to time from the list of performance goals provided in the 2022 LTIP as listed above, or any other performance metric, that it deems appropriate.

Change in Control. Unless otherwise determined by the Compensation Committee and provided the awards are assumed or substituted by the acquirer, if there has been a change in control of the Company, and within two years following the change in control a participant’s employment is terminated as a result of death or disability, or by the Company without cause or by the participant with good reason (as such terms are defined in the Plan), all outstanding awards granted to the participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any awards shall lapse, and all performance criteria and other conditions relating to the payment of awards shall be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination.

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Awards to Be Granted

If our stockholders approve the proposed LTIP Amendment at the Annual Meeting, grants of awards to officers, directors, key employees, and consultants will be made in the future by the Compensation Committee as it deems necessary or appropriate.  For information regarding equity incentives granted to our executive officers during fiscal 2025, please see the “Grants of Plan-Based Awards” table and for information regarding equity incentives granted in fiscal 2026, please see the “New Plan Benefits” table below.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of incentives that may be made under the 2022 LTIP are summarized below.  Participants who are granted incentives under the 2022 LTIP should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  Normally, a participant who is granted a stock option will not realize any income nor will our company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the 2022 LTIP is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code (as discussed below), we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code.  The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items.  An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods).  An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise.  Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares.  The compensation income recognized on exercise of these options is added to the basis of the shares received.  If the exercised option is an incentive stock option and the shares surrendered were acquired

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through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered.  If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights.  Generally, a participant who is granted a SAR under the 2022 LTIP will not recognize any taxable income at the time of the grant.  The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of SARs.  Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Restricted Stock.  Unless participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units.  The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  Upon the distribution of shares to a participant upon the settlement of restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code.  The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Awards.  Generally, a participant who is granted any other kind of award under the 2022 LTIP will recognize ordinary income at the time the cash or shares associated with the award are received.  If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary

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income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 162(m).  Section 162(m) of the Code limits the amount of compensation paid to certain covered employees that we may deduct for federal income tax purposes to $1 million per employee per year.  Under Section 162(m), “covered employees” include any individual who served as our CEO or CFO at any time during the taxable year plus the three other most highly compensated officers (other than the CEO and CFO) for the taxable year.  Once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death.  As a result, compensation payable to a covered employee under the 2022 LTIP that might otherwise be deductible may not be deductible if all compensation paid to the employee for the taxable year exceeds $1 million.

Section 409A.  If any award granted under the 2022 LTIP constitutes non-qualified deferred compensation under Section 409A of the Code, the 2022 LTIP provides that such award will be structured to comply with, or be exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of our Company, the exercisability, vesting, or payout of an award is accelerated, then on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee.  The base amount generally is the average of the annual compensation of a covered employee for the five years preceding such change in ownership or control.  An “excess parachute payment,” with respect to any covered employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount.  If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment, and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the 2022 LTIP based on current provisions of the Internal Revenue Code, which are subject to change.  This summary does not cover any foreign, state, or local tax consequences.

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Securities Authorized for Issuance.

The following table provides information regarding options or warrants authorized for issuance under our equity incentive compensation plans as of December 31, 2025:

Plan category	Column A(1)	Column B(2)	Column C(3)
	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by stockholders	1,825,019	$5.95	1,945,905
Equity compensation plans not approved by stockholders	-	-	-
Total	1,825,019	$5.95	1,945,905

(1)	The weighted-average remaining contractual term of outstanding stock options as of December 31, 2025 was 1.10 years. In addition to 45,325 stock options, the number of securities reflected in Column A includes 1,779,694 outstanding Restricted Shares and performance share units (“PSUs”), with PSUs assumed to be earned at target performance. If maximum performance is achieved for the outstanding PSUs, up to an additional 390,651 shares may be issued.
(2)	Because Restricted Shares and PSUs generally have no exercise price, the weighted-average exercise price in Column B of $5.95 reflects outstanding stock options only.
(3)	Column C represents the number of securities remaining available for future issuance under our equity compensation plans (including 845,994 shares of common stock under our employee stock purchase plan) (excluding securities reflected in Column A).

New Plan Benefits.  The amount of any future benefits that may be received by any one individual or group of individuals pursuant to the Plan is not presently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

As of the Record Date, the Compensation Committee has granted equity awards in 2026 to officers and directors under the 2022 LTIP as described in the table below.

Name and Position/Group	Restricted Shares	PSUs (at target)
Mr. Boone, President and CEO	73,341	73,341
Ms. Vasquez, EVP and CFO	24,752	24,752
Mr. Earle, EVP, GC, CCO, CAO, and Corp. Secretary	20,169	20,169
Executive Group	118,262	118,262
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	312,537	-

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Clawback.  All awards granted under the 2022 LTIP are subject to our Clawback Policy adopted in 2023.

Vote Required.  Approval of the proposed LTIP Amendment requires the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any), or represented by proxy and entitled to vote on such matter at the meeting.  Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.  For more information, see section entitled “About the Annual Meeting.”

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OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the Board intends that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Annual Report

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, to any shareholder upon written request to:

Orion Group Holdings, Inc.

Attention: Corporate Secretary

2940 Riverby Road, Suite 400

Houston, Texas 77020

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2025, has been made available to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of SEC Rule 14a-8 and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 2940 Riverby Road, Suite 400, Houston, TX 77020 by December 2, 2026.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a director nomination in next year’s proxy statement, you must comply with the requirements of our Amended and Restated Bylaws and deliver the required notice and supporting materials in writing to: Corporate Secretary, Orion Group Holdings, Inc., 2940 Riverby Road, Suite 400, Houston, TX 77020, by December 2, 2026.

Under our Amended and Restated Bylaws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our Company. Failure to comply with our procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance — Website Availability of Governance Documents” for information on how to access a copy of our Amended and Restated Bylaws.

If you would like to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our Amended and Restated Bylaws and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 2940 Riverby Road, Suite 400, Houston, TX 77020, by December 2, 2026. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of your proposal at the meeting.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or after the date of the anniversary of the 2026 Annual Meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2027 Annual Meeting or the tenth day following the day on which

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public announcement of the date of the 2027 Annual Meeting is first made, as provided by Rule 14a-19. These deadlines assume that the stockholder has not previously filed a proxy statement with the required information.

By Order of the Board of Directors,

E. Chipman Earle, Corporate Secretary

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APPENDIX A - AMENDMENT to amended and restated certificate of incorporation

ORION GROUP HOLDINGS, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Orion Group Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 28, 2016 (as amended from time to time prior to the date hereof, the “Certificate of Incorporation”).

2.That the Board of Directors of the Corporation duly adopted resolutions setting forth the approval of the following Certificate of Amendment of the Certificate of Incorporation of the Corporation, declaring said Certificate of Amendment to be advisable and recommending that the stockholders of the Corporation approve the same.

3.That thereafter, the necessary number of shares as required by statute voted to approve this Certificate of Amendment.

4.That the Certificate of Incorporation is hereby amended by adding the following new Article 15, which said Article 15 shall be and read in its entirety as follows:

“ARTICLE 15

An officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. If the DGCL is amended to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation, in addition to the limitation on personal liability provided in this Article, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal.”

5.This Certificate of Amendment has been approved and duly adopted in accordance with the provisions of Section 242 of the DGCL.

6.All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment Of Certificate  of Incorporation as of this ____ day of ______, 2026.

ORION GROUP HOLDINGS, INC.

By:
Name:
Title:

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APPENDIX B - AMENDMENT NO. 2 TO LONG TERM INCENTIVE PLAN

AMENDMENT NO. 2 TO ORION GROUP HOLDINGS, INC.’S

2022 LONG-TERM INCENTIVE PLAN

This Amendment No. 2 (this “Amendment”) to the 2022 Long-Term Incentive Plan the (“2022 LTIP”) is made by Orion Group Holdings, Inc. (the “Company”) pursuant to the 2022 LTIP, as follows:

WHEREAS, the Company previously adopted the 2022 LTIP for the benefit its eligible participants;

WHEREAS, pursuant to Section 10(c) of the 2022 LTIP, the Board of Directors (the “Board”) has the power and authority to amend the terms of the 2022 LTIP, subject to approval by the Company’s stockholders if required;

WHEREAS, this Amendment, which requires the approval by the Company’s stockholders, (i) increases the maximum number of shares of common stock of the Company (“Shares”) that may be issued in connection with awards granted under the 2022 LTIP from 3,735,000 shares to 5,735,000 shares and (ii) expands the application of the per person award limitation to include all members of the Board; and

WHEREAS, the Board approved this Amendment on March 26, 2026.

NOW, THEREFORE, pursuant to the 2022 LTIP, the 2022 LTIP is amended in the following respects:

1.	Shares Subject to the 2022 LTIP. Section 4(a) of the 2022 LTIP is hereby amended to increase the number of Shares that may be issued in connection with awards, and shall read in its entirety as follows:

Section 4(a): Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 5,735,000 shares plus the Stock available under Prior Plans as described in Subsection 4(e).

2.	Eligibility; Per Person Award Limitations. Section 5 of the 2022 LTIP is amended to expand the per person award limitations under the LTIP to apply to all Eligible Persons, including all members of the Board, and shall read in its entirety as follows:

Section 5:  Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Persons. In each calendar year, during any part of which this Plan is in effect, an Eligible Person may not be granted (a) Awards (including stock options and SARs but not including any Awards the settlement of which is not based on a number of shares of Stock) relating to more than 2,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and (b) Awards the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5,000,000.00. Subject to the overall limit of Section 4(a) and any adjustments pursuant to Section 9, the maximum number of shares of Stock that may be issued upon the exercise of stock options granted under this Plan that are intended to qualify as ISOs shall be 2,000,000 shares.

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3.	Full Force and Effect. Except as otherwise set forth in this Amendment, the 2022 LTIP shall remain in full force and effect.

4.	Effective Date. This Amendment shall not become effective unless the stockholders of the Company approve the increase to the share reserve of the 2022 LTIP, as set forth above, during the 2026 Annual Meeting of the Stockholders on May 19, 2026 (the “Effective Date”). If approved, then this Amendment shall become effective as of the Effective Date. If stockholders do not approve this Amendment, then it shall be null and void.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on the Effective Date.

By:  ________________________________

Name:  _____________________________

Title: ______________________________

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V92870-P48232 For Withhold ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! 1a. Travis J. Boone 1b. Robert S. Ledford ORION GROUP HOLDINGS, INC. 2940 RIVERBY ROAD, SUITE 400 HOUSTON, TEXAS 77020 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORN2026 You may only attend the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1. To elect two Class I members to our Board of Directors each to serve a three-year term and until a successor is duly elected and qualified. Nominees: The Board of Directors recommends you vote FOR the nominees, FOR proposal 2, FOR proposal 3, FOR proposal 4 and FOR proposal 5: NOTE: Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof. 2. A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote). 4. The approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by law. 3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2026. 5. The approval of a proposed amendment to the Company’s 2022 Long Term Incentive Plan, as amended, to: (i) increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares from 3,735,000 shares to 5,735,000 shares; and (ii) expand the per person award limitations thereunder to apply to all Eligible Persons, including all members of the Board. ORION GROUP HOLDINGS, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V92871-P48232 ORION GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS May 19, 2026 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Dear Stockholder: You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Orion Group Holdings, Inc. Our 2026 Annual Meeting will be held on Tuesday, May 19, 2026, at 10:00 A.M. Central Time. The Company’s 2026 Annual Meeting of Stockholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2026. The stockholder(s) hereby appoint E. Chipman Earle as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ORION GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 2026, at 10:00 A.M. Central Time, via webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.